PROSPECTUS	Filed pursuant to Rule 424(b)
Registration No. 333-174876

Premier Biomedical, Inc.

Up to 1,674,400 shares of common stock

We are hereby registering up to 951,200 shares, representing approximately 8.3% of our current outstanding common stock, for sale by ninety-five of our existing shareholders.  We are also registering up to 723,200 shares underlying the exercise of outstanding warrants.

This offering will terminate when all 1,674,400 shares are sold or on September 13, 2012, unless we terminate it earlier.

Investing in our common stock involves risks.  Premier Biomedical, Inc. is a research company that intends to develop candidate medical treatments for Alzheimer’s disease, multiple sclerosis, amyotrophic lateral sclerosis, fibromyalgia, traumatic brain injury, blood sepsis and virema, and cancer.  It is a development stage company with limited operations, no income, and limited assets, and you should not invest unless you can afford to lose your entire investment.  The company’s independent auditors report on its financial statements for the period from May 10, 2010 (Inception) to December 31, 2010 expresses substantial doubt as to its ability to continue as a going concern.  See “Risk Factors” beginning on page 4.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

All of the common stock registered by this prospectus will be sold by the selling stockholders on their own behalf at a price of $0.25 per share.  The selling stockholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  Premier Biomedical, Inc. is not selling any of the shares of common stock in this offering and therefore will not receive any proceeds from this offering.  The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

The date of this prospectus is December 13, 2011

PROSPECTUS SUMMARY

PREMIER BIOMEDICAL, INC.

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of:

- Alzheimer’s Disease (AD)	- Fibromyalgia
- Multiple Sclerosis (MS)	- Traumatic Brain Injury (TBI)
- Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease)	- Blood Sepsis and Viremia - Cancer

We have a two-fold corporate focus:

One is to target Alzheimer’s disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our Sequential-Dialysis Technique.  The methodology involved in this technique is largely unexplored and has been described by scientists as the “wild west” of modern medicine.  Consequently, our first entry into this market carries significant obstacles before reaching the revenue-generation stage.

The other is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, and Traumatic Brain Injury.  The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name.

To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in the development of our product candidates in an inexpensive and efficient manner.

Corporate Information

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

Our corporate headquarters are located at 10805 Fallen Leaf Lane, Port Richey, Florida 34668, and our telephone number is (814) 786-8849.  Our website is www.premierbiomedicalinc.com.  Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

Securities Offered:

Shares Offered by
Selling Stockholders:	We are registering 951,200 shares for sale by ninety-five selling stockholders, all of which are existing holders of our common stock (see list of Selling Stockholders).

We are also registering 723,200 shares for sale by eighty-five selling shareholders upon the exercise of warrants held by them.

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock.  If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected.  In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We intend to develop medical treatments for Alzheimer’s disease, multiple sclerosis, amyotrophic lateral sclerosis, fibromyalgia, traumatic brain injury, blood sepsis and virema, and cancer.  We face risks in developing our product candidates and services and eventually bringing them to market.  We also face risks that our business model becomes obsolete.  The following risks are material risks that we face.  If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

We have a limited operating history and our financial results are uncertain.

We have a limited history and face many of the risks inherent to a new business.  As a result of our limited operating history, it is difficult to accurately forecast our potential revenue.  Our revenue and income potential is unproven and our business model is still emerging.  Therefore, there can be no assurance that we will provide a return on investment in the future.  An investor in our common stock must consider the challenges, risks and uncertainties frequently encountered in the establishment of new technologies, products and processes in emerging markets and evolving industries.  These challenges include our ability to:

•	execute our business model;
•	create brand recognition;
•	manage growth in our operations;
•	create a customer base in a cost-effective manner;
•	retain customers;
•	access additional capital when required; and
•	attract and retain key personnel.

There can be no assurance that our business model will be successful or that it will successfully address these and other challenges, risks and uncertainties.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Developing products and processes and marketing developed products is costly.  We will need to raise substantial additional capital in the future in order to execute our business plan and help our collaboration partners fund the development and commercialization of our product candidates.

We may need to finance future cash needs through public or private equity offerings, debt financings or strategic collaboration and licensing arrangements.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense.  If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us.  We cannot be certain that additional funding will be available on acceptable terms, or at all.  If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations.  We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We do not own our technologies, they are owned by, and licensed from, two entities that are under the control of the Chairman of our Board of Directors.

We do not currently own the technologies necessary to conduct our operations.  The patents necessary to pursue our intended business plan are under the control of our Chairman of the Board of Directors.  As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world.  Licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.  A total of $14,817 of patent application costs was incurred prior to entering into the license agreements.  These patent costs were capitalized by the Company and recorded as contributed capital from the related party licensor as the repayment obligations were waived.  The license agreements contain provisions that require us to indemnify the licensors for any claims, including costs of litigation, brought against them related to the licenses, and require us to maintain insurance that may be burdensome.  In the event of a breach of our obligations under the license agreements, the licensors are entitled to various damages and remedies, up to and including termination of said license agreements.  The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors.  While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

We do not intend to take our Feldetrex™ product candidate past the development stage, but instead intend to enter into collaboration agreements with collaboration partners.  If we are unable to enter into an agreement with a collaboration partners, our Feldetrex™ product candidate cannot be marketed, and it will not generate revenue for us.

We do not intend to conduct clinical trials on our Feldetrex™ product candidate.  We instead intend to enter into one or more collaboration agreements with third parties to do so.  However, we have not entered into any such agreements, or discussions for any such agreements, and we cannot guarantee that we will be successful in doing so.  If we do not find a collaboration partner, the Feldetrex™ product candidate cannot be marketed, and it will not generate any revenue for us.

The failure to generate revenue from our Feldetrex™ product candidate will have a materially adverse effect on our overall revenues, profitability, and we may not be able to continue operations.

If an individual used any of our product candidates prior to their approval by the FDA or other regulatory authority, we face risks of unforseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under FDA oversight.  No individual is authorized or should use any of our products outside of an established process of clinical testing.  If an individual were to use one of our product candidates in such a manner, we cannot predict the potential medical harm to that individual.  If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our candidate products.

The FDA might not approve our product candidates for marketing and sale.

We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of regulatory approvals.  We believe that FDA approval of some of our product candidates will need to undergo a full investigational new drug (IND) application with the FDA, including clinical trials.  There can be no assurance that the FDA will approve our IND application or any other applications.  Failure to obtain the necessary FDA approval will have a material negative affect on our operations.  While we intend to license our Feldetrex™ product to a larger pharmaceutical company they, in turn, may not be able to obtain the necessary approval to market and sale the product.

We may fail to deliver commercially successful new product candidates, processes, and treatments.

Our technology is at an early stage of research and development.  We do not currently have proof of concept laboratory testing, and no testing arrangements or clinical trials have been formally agreed to.  We do not currently have arrangements with any collaboration partners to fund or conduct such testing or trials.  Our product candidates, when and if tested, may not perform as anticipated.

The development of commercially viable new products and processes, as well as the development of additional uses for existing products and processes, is critical to our ability to generate sales and/or sell the rights to manufacture and distribute our product candidates to another firm.  Developing new products is a costly, lengthy and uncertain process.  A new product candidate can fail at any stage of the process, and one or more late-stage product candidates could fail to receive regulatory approval.

New product candidates may appear promising in development but, after significant investment, fail to reach the market or have only limited commercial success.  This, for example, could be as a result of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, erosion of patent term as a result of a lengthy development period, infringement of patents or other intellectual property rights of others or inability to differentiate the product adequately from those with which it competes.

The commercialization of product candidates under development may not be profitable.

In order for the commercialization of our product candidates to be profitable, our product candidates must be cost-effective and economical to manufacture on a commercial scale.  Furthermore, if our product candidates and processes do not achieve market acceptance, we may not be profitable.  Subject to regulatory approval, we expect to incur significant development, sales and marketing expenses in connection with the commercialization of our new product candidates.  To help fund these expenses, we hope to enter into collaboration agreements with other, larger, pharmaceutical companies.  Even if we receive additional financing, we may not be able to complete planned development and marketing of any or all of our product candidates.  Our future profitability may depend on many factors, including, but not limited to:

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	the costs of establishing sales, marketing and distribution capabilities; and
•	the effect of competing technological and market developments.

Even if our collaboration partners receive regulatory approval for our product candidates, we may not ever earn significant revenues from such product candidates.  With respect to the product candidates and processes in our development pipeline that are being developed by or in close conjunction with third parties, our ability to generate revenues from such product candidates will depend in large part on the efforts of such third parties.  To the extent that our collaboration partners are not successful in commercializing our product candidates, our product revenues will suffer, we will incur significant additional losses and the price of our common stock will be negatively affected.

We may engage in strategic transactions that fail to enhance stockholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing stockholder value.  We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair stockholder value or otherwise adversely affect our business.  Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

Our business is heavily regulated by governmental authorities, and failure to comply with such regulation or changes in such regulations could negatively impact our financial results.

We must comply with a broad range of regulatory controls on the testing, approval, manufacturing and marketing of our product candidates, processes and other treatments, particularly in the United States and countries of the European Union, that affect not only the cost of product development but also the time required to reach the market and the uncertainty of successfully doing so.  Health authorities have increased their focus on safety when assessing the benefit risk/balance of drugs in the context of not only initial product approval but also in the context of approval of additional indications and review of information regarding marketed products.  Stricter regulatory controls also heighten the risk of changes in product profile or withdrawal by regulators on the basis of post-approval concerns over product safety, which could reduce revenues and can result in product recalls and product liability lawsuits.  There is also greater regulatory scrutiny, especially in the United States, on advertising and promotion and in particular on direct-to-consumer advertising.

The regulatory process is uncertain, can take many years, and requires the expenditure of substantial resources.  In particular, proposed human pharmaceutical therapeutic product requirements by the FDA in the United States, and similar health authorities in other countries, require substantial time and resources to satisfy.  We may never obtain regulatory approval for our product candidates.

We may not be able to gain or sustain market acceptance for our services and product candidates.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations.  Moreover, there can be no assurance that we will successfully complete our development and introduction of new products or product enhancements or that any such product candidates or processes will achieve acceptance in the marketplace.  We may also fail to develop and deploy new products and product enhancements on a timely basis.

The market for products and services in the pharmaceuticals industry is highly competitive, and we may not be able to compete successfully.

We intend to operate in highly competitive markets.  We will likely face competition both from proprietary products of large international manufacturers and producers of generic pharmaceuticals.  Most of the competitors in the industry have longer operating histories and significantly greater financial, technical, marketing and other resources than us, and may be able to respond more quickly than we can to new or changing opportunities and customer requirements.  Also, many competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share.  Such competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can.

Significant product innovations, technical advances or the intensification of price competition by competitors could adversely affect our operating results. We cannot predict the timing or impact of competitive products or their potential impact on sales of our product candidates.

If any of our major product candidates or processes were to become subject to a problem such as unplanned loss of patent protection, unexpected side effects, regulatory proceedings, publicity affecting doctor or patient confidence or pressure from competitive products and processes, or if a new, more effective treatment should be introduced, the adverse impact on our revenues and operating results could be significant.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on the principal members of our management and scientific staff and certain key consultants, including our Chief Executive Officer and the Chairman of the Scientific Advisory Board.  We will continue to depend on operations management personnel with pharmaceutical and scientific industry experience.  At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel.  The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

If physicians and patients do not accept our current or future product candidates or processes, we may be unable to generate significant additional revenue, if any.

The products and processes that we may develop or acquire in the future, may fail to gain market acceptance among physicians, health care payors, patients and the medical community.  Physicians may elect not to recommend these treatments for a variety of reasons, including:

•	timing of market introduction of competitive drugs;
•	lower demonstrated clinical safety and efficacy compared to other drugs;
•	lack of cost-effectiveness;
•	lack of availability of reimbursement from managed care plans and other third-party payors;
•	lack of convenience or ease of administration;
•	prevalence and severity of adverse side effects;
•	other potential advantages of alternative treatment methods; and
•	ineffective marketing and distribution support.

If our product candidates and processes fail to achieve market acceptance, we would not be able to generate significant revenue.

We are exposed to the risk of liability claims, for which we may not have adequate insurance.

Since we participate in the pharmaceutical industry, we may be subject to liability claims by employees, customers, end users and third parties.  We do not currently have product liability insurance.  We intend to have proper insurance in place; however, there can be no assurance that any liability insurance we purchase will be adequate to cover claims asserted against us or that we will be able to maintain such insurance in the future.  We intend to adopt prudent risk management programs to reduce these risks and potential liabilities; however, we have not taken any steps to create these programs and have no estimate as to the cost or time required to do so and there can be no assurance that such programs, if and when adopted, will fully protect us.  We may not be able to put risk management programs in place, or obtain insurance, if we are unable to retain the necessary expertise and/or are unsuccessful in raising necessary capital in the future.  Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on our business.

Pre-clinical and clinical trials are conducted during the development of potential products and other treatments to determine their safety and efficacy for use by humans.  Notwithstanding these efforts, when our treatments are introduced into the marketplace, unanticipated side effects may become evident.  Manufacturing, marketing, selling and testing our product candidates under development or to be acquired or licensed, entails a risk of product liability claims.  We could be subject to product liability claims in the event that our product candidates, processes, or products under development fail to perform as intended.  Even unsuccessful claims could result in the expenditure of funds in litigation and the diversion of management time and resources, and could damage our reputation and impair the marketability of our product candidates and processes.  While we plan to maintain liability insurance for product liability claims, we may not be able to obtain or maintain such insurance at a commercially reasonable cost.  If a successful claim were made against us, and we don’t have insurance or the amount of insurance was inadequate to cover the costs of defending against or paying such a claim or the damages payable by us, we would experience a material adverse effect on our business, financial condition and results of operations.

Other companies may claim that we have infringed upon their intellectual property or proprietary rights.

We do not believe that our product candidates or processes violate third-party intellectual property rights; however, we have not had an independent party conduct a study on possible patent infringements.  Nevertheless, we cannot guarantee that claims relating to violation of such rights will not be asserted by third parties.  If any of our product candidates or processes are found to violate third-party intellectual property rights, we may be required to re-engineer or cause to be re-engineered one or more of those product candidates or processes, or seek to obtain licenses from third parties to continue offering our product candidates or processes without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which our technology may infringe.  We may incur substantial costs in defending against claims under any such patents.  Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products in the United States or abroad, and could result in the award of substantial damages against us.  In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties.  There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all.  Defense of any lawsuit or failure to obtain any such license could be costly and have a material adverse effect on our business.

Our success depends on our ability to protect our proprietary technology.

Our success depends, to a significant degree, upon the protection of our proprietary technology, and that of any licensors.  Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material.  Insufficient funding may inhibit our ability to obtain and maintain such protection.  Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

Our licensor has filed provisional patent applications covering technologies pertaining to the treatments of Multiple Sclerosis, Blood Sepsis, and Cancer.  We anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements.  Because the patent positions of pharmaceutical and biotechnology companies are highly uncertain and involve complex legal and factual questions, the patents may not be granted, and any future patents owned and licensed by us may not prevent other companies from developing competing products or ensure that others will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties.  Furthermore, to the extent that: (i) any of our future products or methods are not patentable; (ii) such products or methods infringe upon the patents of third parties; or (iii) our patents or future patents fail to give us an exclusive position in the subject matter to which such patents relate, we will be adversely affected.  We may be unable to avoid infringement of third-party patents and may have to obtain a license, or defend an infringement action and challenge the validity of such patents in court.  A license may be unavailable on terms and conditions acceptable to us, if at all.  Patent litigation is costly and time consuming, and we may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation.  If we do not obtain a license under such patents, are found liable for infringement and are not able to have such patents declared invalid, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may also rely on trademarks, trade secrets and contract law to protect certain of our proprietary technology.  There can be no assurance that any trademarks will be approved, that such contract will not be breached, or that if breached, will have adequate remedies.  Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations.  There can be no assurance that we will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by us or such collaborators.

Our future growth may be inhibited by the failure to implement new technologies.

Our future growth is partially tied to our ability to improve our knowledge and implementation of pharmaceutical technologies.  The inability to successfully implement commercially viable pharmaceutical technologies in response to market conditions in a manner that is responsive to our customers’ requirements could have a material adverse effect on our business.

Risks Related To Our Common Stock

There is no public trading market for our common stock, which may impede your ability to sell our shares.

Currently, there is no trading market for our common stock, and there can be no assurance that such a market will commence in the future.  There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all.  If a trading market does commence, the price may be highly volatile.  Factors discussed herein may have a significant impact on the market price of our shares.  Moreover, due to the relatively low price of our securities, many brokerage firms may not effect transactions in our common stock if a market is established.  Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in a potential future market for our common stock.  Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer’s financial situation, investment experience and investment objectives.  Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

We intend to apply to list our common stock for trading on the “Over-the-Counter Bulletin Board,” which may make it more difficult for investors to resell their shares due to suitability requirements.

Following the effectiveness of the registration statement of which this Prospectus is a part, and after commencement of this offering, we intend to have a market maker apply to list our common stock for trading on the Over the Counter Bulletin Board (OTCBB).  There can be no assurance that we will be successful in obtaining an OTCBB listing, or that we will be successful in obtaining a listing prior to the completion of this offering.  Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

If we are unable to pay the costs associated with being a public, reporting company, we may not be able to commence and/or continue trading on the Over the Counter Bulletin Board and/or we may be forced to discontinue operations.

We intend to apply to list our common stock for trading on the OTCBB.  We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to commence and/or continue trading on the OTCBB and/or continue as a going concern.  Our ability to commence and/or continue trading on the OTCBB and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing.  If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the OTCBB and/or we may be forced to discontinue operations.

Our principal stockholders have the ability to exert significant control in matters requiring stockholder approval and could delay, deter, or prevent a change in control of our company.

William A. Hartman and Dr. Mitchell S. Felder collectively own 52.4% of our outstanding common stock, and through the exercise of warrants could acquire another 34,000,000 shares of our common stock and 2,000,000 shares of our Series A Convertible Preferred Stock, resulting in the potential combined ownership of over 88% of our common stock on a fully-diluted basis.  Moreover, the shares of our preferred stock have 100 votes per share, giving these two shareholders over 97% of the potential voting securities.  As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares.  Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.  Because the influence by these shareholders could result in management making decisions that are in the best interest of those shareholders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.  Investors who purchase our common stock should be willing to entrust all aspects of operational control to our current management team.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future.  We do not plan on making any cash distributions in the manner of a dividend or otherwise.  Our Board presently intends to follow a policy of retaining earnings, if any.

We have the right to issue additional common stock and preferred stock without consent of stockholders.  This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 300,000,000 shares of common stock, of which there are currently 11,451,200 shares currently issued and outstanding, and up to 48,174,400 of which may be issued and outstanding if all of our currently outstanding preferred stock and warrants were exercised and converted into common stock.  We therefore have up to an additional 251,825,600 authorized but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors.  Our certificate of incorporation has authorized the issuance of up to 10,000,000 shares of preferred stock at the discretion of our Board.  The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further stockholder action is required.  If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock.  Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

As a result of the additional delivery requirements, rather than satisfy the requirements many Broker-dealers often decline to trade in penny stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

The forward looking statements contained in this Prospectus may prove incorrect.

This Prospectus contains certain forward-looking statements, including among others:  (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding distribution; and (iii) our ability to distinguish ourselves from our current and future competitors.  These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties.  Actual results could differ materially from these forward-looking statements.  In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the biotechnology industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement.  We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering.  We will, however, receive $0.10 per share for each share of stock acquired by a selling shareholder pursuant to the exercise of warrants.  The proceeds from the exercise of warrants will be used for general working capital purposes.

DETERMINATION OF OFFERING PRICE

We are registering up to 951,200 shares for resale by existing holders of our common stock.  There is no established public market for the shares we are registering.  Our management has established the price of $0.25 per share based upon the price at which recent transactions took place, their estimates of the market value of Premier Biomedical, Inc., and the price at which potential investors might be willing to purchase the shares offered.  Most of the selling shareholders in this offering paid $0.10 per share in a private placement that closed in March 2011, although some of them paid $0.25 per shares in a private placement that closed in June 2011, and thus will not realize a profit unless and until there is an active trading market at a higher price.  Until such time as a trading market does develop, because of the uncertainty of our ability to continue as a going concern, our management does not believe that the price of $0.25 per share has changed.

SELLING SECURITY HOLDERS

The following table provides information with respect to shares offered by the selling stockholders:

Selling stockholder	Shares for sale	Shares Underlying Warrants	Shares before offering (1)	Percent before offering (1)	Shares after offering	Percent after offering (1)

Michael D. Frydt	100,000	-	100,000	0.87%	-	-
Peter G. Stavropoulos & Marie A. Stavropoulos	20,000	20,000	40,000	0.35%	-	-
Richard Pappas & Joanna Pappas	20,000	20,000	40,000	0.35%	-	-
Russell L. Foster	30,000	10,000	40,000	0.35%	-	-
Alexandria Najarian	20,000	10,000	30,000	0.26%	-	-
Aram Najarian	20,000	10,000	30,000	0.26%	-	-
Carolyn S. Steglich	20,000	10,000	30,000	0.26%	-	-
Richard Najarian	20,000	10,000	30,000	0.26%	-	-
Stephanie Najarian	20,000	10,000	30,000	0.26%	-	-
John S. Borza	14,000	10,000	24,000	0.21%	-	-
John C. Klemes	12,000	10,000	22,000	0.19%	-	-
Adam E. Wade	10,000	10,000	20,000	0.17%	-	-
Angela K. Lower-Lusk	10,000	10,000	20,000	0.17%	-	-
Antonette Psaila	10,000	10,000	20,000	0.17%	-	-
Aram H. Najarian	10,000	10,000	20,000	0.17%	-	-
Barbara R. Martin	10,000	10,000	20,000	0.17%	-	-
Barrett Goulding	10,000	10,000	20,000	0.17%	-	-
Blane Goulding	10,000	10,000	20,000	0.17%	-	-
Bonnie S Ross	10,000	10,000	20,000	0.17%	-	-
Brandon Goulding	10,000	10,000	20,000	0.17%	-	-
Brenton Goulding	10,000	10,000	20,000	0.17%	-	-
Bryce Goulding	10,000	10,000	20,000	0.17%	-	-
Clifford W. Eshelman	10,000	10,000	20,000	0.17%	-	-
Cynthia V. Wade & Edward L. Wade Jr.	10,000	10,000	20,000	0.17%	-	-
Daniel E. Ford	10,000	10,000	20,000	0.17%	-	-
Deborah J. Borza	10,000	10,000	20,000	0.17%	-	-
Donna Ford	10,000	10,000	20,000	0.17%	-	-
Douglas R Ford	10,000	10,000	20,000	0.17%	-	-
DSG Enterprises, LLC (2)	10,000	10,000	20,000	0.17%	-	-
Dwain E. Ford	10,000	10,000	20,000	0.17%	-	-
Expanse Enterprises, LLC (3)	10,000	10,000	20,000	0.17%	-	-
Gary S. Pruitt	10,000	10,000	20,000	0.17%	-	-
Georgeann Holland	10,000	10,000	20,000	0.17%	-	-
Gerlinde Frazl-Mayer	10,000	10,000	20,000	0.17%	-	-
James M. Lusk	10,000	10,000	20,000	0.17%	-	-
James W. Lusk	10,000	10,000	20,000	0.17%	-	-
Jay Rosen	10,000	10,000	20,000	0.17%	-	-
Joseph Meyers	10,000	10,000	20,000	0.17%	-	-
Justin & Stephanie Weathers	10,000	10,000	20,000	0.17%	-	-
Karyn Pardee	10,000	10,000	20,000	0.17%	-	-
Lisa M. Klemes	10,000	10,000	20,000	0.17%	-	-
Marilyn P. Johnson	10,000	10,000	20,000	0.17%	-	-
Martin D Ross	10,000	10,000	20,000	0.17%	-	-
Martin David Holland	10,000	10,000	20,000	0.17%	-	-
Mary K. Klemes	10,000	10,000	20,000	0.17%	-	-
Matthew P. Wade	10,000	10,000	20,000	0.17%	-	-
Michael D. Fryt	10,000	10,000	20,000	0.17%	-	-
Michael J. Hoehn	10,000	10,000	20,000	0.17%	-	-
Patricia Goulding	10,000	10,000	20,000	0.17%	-	-

Selling stockholder	Shares for sale	Shares Underlying Warrants	Shares before offering (1)	Percent before offering (1)	Shares after offering	Percent after offering (1)

Patrick A. Foster	10,000	10,000	20,000	0.17%	-	-
Paul A. Johnson	10,000	10,000	20,000	0.17%	-	-
Randall Goulding	10,000	10,000	20,000	0.17%	-	-
Richard Goulding, MD	10,000	10,000	20,000	0.17%	-	-
Robert J. Swierkos	10,000	10,000	20,000	0.17%	-	-
Robyn Goulding	10,000	10,000	20,000	0.17%	-	-
Ronald J. Martin	10,000	10,000	20,000	0.17%	-	-
Russell T. Foster	10,000	10,000	20,000	0.17%	-	-
Ryan Goulding	10,000	10,000	20,000	0.17%	-	-
Scott L. Foster	10,000	10,000	20,000	0.17%	-	-
Seta Najarian	10,000	10,000	20,000	0.17%	-	-
Steven B Nagler	10,000	10,000	20,000	0.17%	-	-
Susan V. Vergas	10,000	10,000	20,000	0.17%	-	-
Whitson Trust	10,000	10,000	20,000	0.17%	-	-
William R. Murphy	10,000	10,000	20,000	0.17%	-	-
Wolfgang Vierling	10,000	10,000	20,000	0.17%	-	-
Arlene M. Curns	6,000	6,000	12,000	0.10%	-	-
Jeanette G. Kelly	12,000	-	12,000	0.10%	-	-
Naomi Nitz	12,000	-	12,000	0.10%	-	-
Frank Keating	5,000	5,000	10,000	0.09%	-	-
Hertha Carl	5,000	5,000	10,000	0.09%	-	-
Horst Carl	5,000	5,000	10,000	0.09%	-	-
James W. Keating	5,000	5,000	10,000	0.09%	-	-
Kathy Byron	5,000	5,000	10,000	0.09%	-	-
Maureen Keating	5,000	5,000	10,000	0.09%	-	-
Monique Polan	5,000	5,000	10,000	0.09%	-	-
Robert W. List	5,000	5,000	10,000	0.09%	-	-
Barbara Blakney	3,000	3,000	6,000	0.05%	-	-
Edward O. Reeves	6,000	-	6,000	0.05%	-	-
Michael J. Lusk	3,000	3,000	6,000	0.05%	-	-
Dennis Spencer	4,000	-	4,000	0.03%	-	-
Johnny F. Kelly	4,000	-	4,000	0.03%	-	-
Kelly G. Kelly	4,000	-	4,000	0.03%	-	-
Lindsey Marie Reeves	4,000	-	4,000	0.03%	-	-
Roy L. Peters	4,000	-	4,000	0.03%	-	-
Allen M. Borza	1,250	1,250	2,500	0.02%	-	-
Carissa L. Hercula	1,250	1,250	2,500	0.02%	-	-
Michelle A. Borza	1,250	1,250	2,500	0.02%	-	-
Robert J. Borza	1,250	1,250	2,500	0.02%	-	-
Allen Snelling	1,200	1,200	2,400	0.02%	-	-
Carol & Jim Lusk	1,000	1,000	2,000	0.02%	-	-
Gerald & Clariesse Curns	1,000	1,000	2,000	0.02%	-	-
Gregorios A. & Paraskevi S. Morakeas	2,000	-	2,000	0.02%	-	-
Kerri L. Dunton	1,000	1,000	2,000	0.02%	-	-
Michelle A. Coaster	1,000	1,000	2,000	0.02%	-	-
Ronald & Paula Curns	1,000	1,000	2,000	0.02%	-	-

Total	951,200	723,200	1,674,400	14.61%	-	-

(1)
Based on 11,451,200 shares outstanding.  Shares of common stock underlying the exercise of warrants included herein, subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.  Each warrant held by the Selling Stockholders will be exercisable only if and to the extent that the original purchaser is still the owner of the corresponding share of common stock on the date which is one (1) year after we are publicly traded, and shall expire one (1) year after that.  The exercise price is $0.10 per share.

(2)	The individual with dispositive and voting control over the shares held by DSG Enterprises, LLC is David Goulding, its President.
(3)	The individual with dispositive and voting control over the shares held by Expanse Enterprises, LLC is Ryan Goulding, its Managing Member.

PLAN OF DISTRIBUTION

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur.  If successful, the selling stockholders will be able to sell their shares referenced under “Selling Security Holders” from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates.  If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders may sell their shares in privately negotiated transactions.  Any securities sold in brokerage transactions will involve customary brokers’ commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares.  The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$100
Transfer Agent Fees	Approximately	500
Costs of Printing and Engraving	Approximately	500
Legal Fees	Approximately	30,000
Accounting and Audit Fees	Approximately	7,500
Total		$38,600

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states.  In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.  The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering.  Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock.  None of the selling stockholders will engage in any short selling of our securities.  We have been advised that under the rules and regulations of the FINRA, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.  As of the date of this Registration Statement, there are 11,451,200 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares of Series A Convertible Preferred stock have been authorized (but are not issued).  The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted.  The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold, to be voted as a group along with the common shareholders on all matters on which the shareholders are entitled to vote.  The holders of our Preferred Stock have no specific rights, as a group, to elect directors (although the number of votes per share of Preferred Stock entitles the holders of at least 450,000 shares of Preferred Stock, as a group, the right to elect all directors over the holders of our currently outstanding common stock).  The holders of our preferred stock are not entitled to a dividend preference over the common stock, but are entitled to a liquidate preference in the amount of $1.25 per share.  The preferred stock is not redeemable.  Finally, the holders of the preferred stock are entitled to protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock:  (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

Dividend Policy.  We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Options and Warrants.  There are outstanding warrants to acquire a total of 36,500,000 shares of our common stock at $0.00001 per share.  Seventeen million (17,000,000) warrants are held by each of William A. Hartman and Dr. Mitchell S. Felder, and 2,500,000 warrants are held by our legal counsel exercisable over a 10 year term.

There are outstanding warrants to acquire 2,000,000 shares of our Series A Convertible Preferred Stock at $0.001 per share exercisable over a 10 year term.  These warrants are held equally by William A. Hartman and Dr. Mitchell S. Felder.  The holders of Series A Convertible Preferred Stock, as a group, having voting control of the Company.

There are outstanding warrants to acquire 723,200 shares of our common stock.  The warrants are only exercisable if and to the extent that the original purchaser is still the owner of the corresponding share of common stock with which it was purchased on the date which is one (1) year after we are publicly traded, and shall expire one (1) year after that.  The exercise price is $0.10 per share, exercisable over a 2 year term.  If a purchaser has sold part, but not all, of the shares of common stock acquired simultaneously, then the warrants will be exercisable on a pro-rata basis based on the percentage of shares remaining.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Lebrecht Group, APLC serves as our legal counsel in connection with this offering.  The Lebrecht Group owns warrants to acquire 2,500,000 shares of our common stock at an exercise price of $0.00001 per share, exercisable over a 10 year term.  See Financial Statements, Note 9 - Common Stock Warrants.

DESCRIPTION OF BUSINESS

License Agreements

On May 12, 2010, we entered into two separate License Agreements.  One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending international, or PCT, patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark.  PCT stands for the Patent Cooperation Treaty (PCT), which is an international patent law treaty which was concluded in 1970.  It provides a unified procedure for filing patent applications to protect inventions in each of its contracting countries.  A patent application filed under the PCT is called an international application, or PCT application.  The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two international, or PCT, patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood.  We started developing a business around these two licenses immediately.  The Licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors.

Under the terms of the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world.  The Licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.  The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by Licensor, our failure to diligently pursue commercialization of the licensed technology, the presence of litigation or a regulatory action against us, and obtaining a public listing of our common stock by July 1, 2012) are not satisfied.

Under the terms of the Marv license, which are nearly identical to the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world.  The Licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.  The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by Licensor, our failure to diligently pursue commercialization of the licensed technology, the presence of litigation or a regulatory action against us, and obtaining a public listing of our common stock by July 1, 2012) are not satisfied.

On August 17, 2011, we entered into a First Addendum to each of the license agreements, extending the deadline for which we must obtain a public listing of our common stock to July 1, 2012.

We intend to purchase the patents at a price equivalent to the costs previously incurred by the licensor in pursuing the proprietary rights in the licensed technology, along with any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world.  While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of:

- Alzheimer’s Disease (AD)	- Fibromyalgia
- Multiple Sclerosis (MS)	- Traumatic Brain Injury (TBI)
- Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease)	- Blood Sepsis and Viremia - Cancer

We have a two-fold corporate focus:

One is to target Alzheimer’s disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our proprietary Sequential-Dialysis Technique.  The methodology involved in this technique is largely unexplored and has been described by scientists as the “wild west” of modern medicine.  Consequently, our first entry into the therapeutics market for medications that work against cancer, Multiple Sclerosis, infectious diseases, Alzheimer’s disease, strokes and traumatic brain injury carries significant obstacles before reaching the significant opportunities of a $97 billion industry.

The other is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, and Traumatic Brain Injury.  The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name.  The annual market size of MS treatment is $500 million and the annual market size for all proposed Feldetrex™ market segments is $2.6 billion.

To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ candidate drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in product development in an inexpensive and efficient manner.

SEQUENTIAL-DIALYSIS TECHNIQUE

Our proprietary Sequential-Dialysis Technique is a methodology for the removal of those molecules which are harmful and responsible for causing diseases.  A significant disappointment in the practice of modern medicine is that the capabilities do exist to eliminate the presence of most illnesses, including life-threatening diseases such as AIDS and Cancer, but with a caveat that the process of treatment comes with catastrophic side effects that can and often do kill the patient.

Our development is that the innovative Sequential-Dialysis Methodology is done extra-corporeally (outside the body).  This is a truly unique and innovative method for alleviating disease.

We believe that this methodology can be used for the prevention of cancer metastasis, for directly attacking the causation of intractable seizures, for preventing the death of anterior motor neurons in ALS, for preventing the cause of the neuropathological changes in Alzheimer’s disease and Traumatic Brain Injury and for eradicating the causations of infectious diseases, and our intention is that the effectiveness of this technique will be demonstrated and supported in future clinical studies.

Through our Sequential-Dialysis Technique, we ultimately hope to provide a cure for cancer if not only to dramatically extend the lives of suffering patients.  We do not intend to conduct clinical trials on the referenced methods, but instead demonstrate them in future lab and animal experiments.

Description of Illness

Cancer is a class of diseases in which a group of cells display 1) uncontrolled growth beyond the normal limits of cell reproduction, 2) invasion and destruction of adjacent tissues, and sometimes 3) metastasis or spread to other locations in the body via lymph or blood.  These three properties of malignant cancers differentiate them from benign tumors which are self-limited and do not invade or metastasize. Most cancers form a tumor, but some, like leukemia, do not1.

Cancer may affect people at all ages but the risk for most varieties of cancer increases with age.  In the United States, cancer accounts for nearly 1 in 4 deaths.  According to the American Cancer Society about 569,490 Americans will die of Cancer this year, making the death toll a staggering 1,500 people per day2. Globally and on average, 7.5 million people die of Cancer every year.  There are about 11.7 million people living with cancer in the United States3.

Nearly all cancers are caused by abnormalities in the genetic material of the transformed cells.  These abnormalities may be due to the effect of carcinogens, such as tobacco smoke, radiation, chemicals, or infectious agents.  Other cancer-promoting genetic abnormalities may be randomly acquired through errors in DNA replication, or are inherited, and thus are present in all cells from birth.  The heritability of cancers is usually affected by complex interactions between carcinogens and the host’s genome.  New aspects of the genetics of cancer pathogenesis, such as DNA methylation and microRNAs are increasingly recognized as important.

1 http://www.news-medical.net/health/What-is-Cancer.aspx
2 http://www.cancer.org/acs/groups/content/@epidemiologysurveilance/documents/document/acspc-026238.pdf
3 http://www.cancer.org/cancer/cancerbasics/cancer-prevalence

Conventional Method of Treatment

Cancer can be treated today by surgery, chemotherapy, radiation, immunotherapy, monoclonal antibody therapy, or other methods.  The choice of therapy depends upon the location and grade of the tumor and the stage of the disease, as well as the general state of the patient.  A number of experimental cancer treatments are also under development.  Complete removal of the cancer without damage to the rest of the body is the goal of treatment.  Sometimes this can be accomplished by surgery, but the propensity of cancers to invade adjacent tissue or to spread to distant sites by microscopic metastasis often limits its effectiveness.  The effectiveness of chemotherapy is often limited by toxicity to other tissues in the body.  Radiation damages normal tissue4.

Potential for Sequential Dialysis Technique

We intend to develop a methodology for treating cancer which is completely different from the standard treatments of chemotherapy and radiation therapy that are now being utilized.  Due to the fact that all presently known treatments directly inject chemotherapeutic agents into the body of a patient and/or directly irradiate the patient, there is a very high level of adverse side effects, such as kidney failure, encephalopathy, neuropathy, heart toxicity, and other severe morbidities.

We intend to develop our intellectual property applications for utilizing a proprietary methodology in which the cancer patient’s blood is utilized to remove metastatic cancer cells.  This is accomplished by sequentially dialyzing the patient’s blood extra-corporeally.  The method will utilize designer antibodies to physically remove the pathophysiologic basis of the disease.  For example, in sepsis there will be the physical attachment and removal of bacteria.  In cancer treatment, there will be the physical attachment and then physical removal of metastasizing cancer cells.  There will also be the physical attachment, and removal of those proteins which allow cancer to metastasize successfully and then thrive-such as angiogenic proteins.  To date there has been no specific clinical evidence to support a conclusion that this treatment is effective for premetastatic or metastatic cancers.  We hope to demonstrate this in future lab and animal experiments.  Through this process, the cancer can be targeted through a number of innovative techniques being developed by the Company.

This extra-corporeal methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and irradiation treatment in cancer patients.  Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extra-corporeal methodology.  Due to the fact that this methodology completely avoids exposure of the patient’s body to these anti-cancer agents, dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

4 http://www.kfshrcj.org/NR/rdonlyres/AC6F2108-37CB-4C32-999B-B292ED658481/2846/CancerTreatment.pdf

Description of Illness

Alzheimer’s disease is a dementing illness, which induces a progressive impairment of intellectual functioning, including a loss of short term memory.  There is also a progressive impairment in executive functioning with occasional psychiatric manifestations such as depression and delirium.  Delirium is characterized by an acute confusion.  Oftentimes patients have language impairment and apraxia—an inability to perform previously learned tasks.  Patients also often times show agnosia, an inability to recognize objects, and patients have a loss of visual-spatial abilities, for example oftentimes becoming lost in familiar surroundings.  Occasionally hallucinations occur in severe forms of Alzheimer’s disease.

Alzheimer’s disease comes from neuropathic changes in the brain which includes the accumulation of neurofibrillary tangles and amyloid plaques in the cortex of the brain5.  Neurofibrillary tangles are composed of Tau proteins, which are deposited within the neurons of the brain.  Thus, Tau proteins are the causation of Alzheimer’s disease and other Tauopathies such as Pick’s Disease, Tuberous Sclerosis and certain forms of Parkinson’s disease.

A report by the Alzheimer’s Association examining the current trajectory of Alzheimer’s disease shows that the number of Americans age 65 and older who have Alzheimer’s disease will increase from 5.1 million today to 13.5 million by mid-century.  The report entitled “Changing the Trajectory of Alzheimer’s Disease: A National Imperative” shows that “in the absence of disease-modifying treatments, the cumulative cost of care for people with Alzheimer’s from 2010 to 2050 will exceed $20 trillion, in today’s dollars.  Total costs of care for individuals with Alzheimer’s disease by all payers will soar from $172 billion in 2010 to more than $1 trillion in 2050.”  During this time, the Medicare costs of Alzheimer’s disease will soar 600% to $627 billion and the Medicaid costs of Alzheimer’s disease will soar 400% to $178 billion6.

Conventional Method of Treatment

Presently, there is no cure for Alzheimer’s disease.  Treatments exist but only target the symptoms of Alzheimer’s disease without targeting the underlying progression of the disease.  Consequently the projected future life span of an individual diagnosed with Alzheimer’s disease is 5.7 years.

Potential for Sequential-Dialysis Technique

We believe that our proprietary Sequential-Dialysis Technique can be used to prevent the onset of Alzheimer’s disease.  This would be done by removing the proteins responsible for the pathologic changes in the brain, namely the protein Tau; thus, preventing the cause of the neuropathic changes that cause Alzheimer’s disease.  The Tau protein will be removed from the cerebral spinal fluid in which it resides utilizing a designer antibody (an antibody genetically engineered for a specific purpose) which will allow for the efficacious removal of the protein.  We hope to demonstrate this in future lab and animal experiments.  We believe that our Sequential-Dialysis Technique can also be used in this fashion to treat Traumatic Brain Injury.

5 McPhee, Stephen J. Current Medical Diagnosis & Treatment. 47th ed. New York: McGraw Hill, 2008. Print.
6 http://www.alz.org/documents_custom/FINAL_Trajectory_Report_Release-EMB_5-11-10.pdf

Description of Illness

Amyotrophic Lateral Sclerosis (ALS) is a progressive neurodegenerative disease that affects nerve cells in the brain and spinal cord.  While the cause of ALS is uncertain, the process of ALS is known to occur as motor neurons in affected patients progressively degenerate until death.  As motor neurons degenerate, they can no longer send impulses to muscle fibers that normally result in muscle movement.  Eventually, the motor neurons die and the ability of the brain to initiate and control muscle movements is lost.  With voluntary muscle action progressively affected, patients in the later stages of the disease become totally paralyzed7.

ALS has been frequently referred to as Lou Gehrig’s disease, after the famous New York Yankees baseball player diagnosed with the disease in 1939.

Annually, about 5,600 people are diagnosed with ALS in the United States.  The projected future life span of a diagnosed patient is two to five years.  It is projected that of the current US population, 300,000 people will die of ALS before a cure is found.

The financial cost to families of persons with ALS is exceedingly high.  In the advanced stages, care can cost up to $200,000 a year.  Entire savings of relatives of patients are quickly depleted because of the extraordinary cost involved in the care of ALS patients8.

Conventional Method of Treatment

There is currently no cure or treatment that halts or reverses ALS.  However, there is one FDA approved drug, Riluzole, which modestly slows the progression of ALS.

Potential for Sequential-Dialysis Technique

Numerous medical studies have proven that the causation of ALS is an overexcitation of the anterior motor neurons in the spinal cord.  Our Sequential-Dialysis Technique method removes those excitatory neural transmitters that cause the death of those cells.  The method will utilize designer antibodies to physically remove excitatory neurotransmitters such as glutamate  from cerebrospinal fluid.  We hope to demonstrate this methodology in future lab and animal experiments.  Thus, we hope to prevent the development of ALS; thereby, giving hope to patients of a currently unconquerable disease.

7 http://www.alsa.org/als/what.cfm
8 http://www.focusonals.com/alsfacts.htm

Description of Illness

Blood Sepsis, also known as Blood Poisoning, is an infection of the blood stream.  Sepsis is caused when toxin releasing bacteria, such as Staphylococcus, enter the blood.  Blood Sepsis is a particularly devastating disease due to the domino-effect of organ shutdown which causes multiple organ failure.  Blood Sepsis causes a whole body inflammatory state called Systemic Inflammatory Response Syndrome (SIRS).

Blood Sepsis first results in the shutdown of kidneys; thus patients require standard dialysis immediately to prevent death.  As the disease progresses, vital signs collapse—the foremost of these being blood pressure.  Subsequently, symptoms of Sepsis include elevated temperature, elevated heart rate, respiratory collapse, further organ failures, altered mental status and cardiac failure.

Septicemia is a major cause of death in the United States and puts people in the intensive care unit at a very high rate.  Only about 1-2% of all hospitalizations in the United States are attributed to Septicemia, though Septicemia accounts for as much as 25% of bed-utilization in intensive-care units.

Conventional Method of Treatment

The traditional therapy of Blood Sepsis relies on intravenous treatment using multiple antibiotics.  However, in intensive care units, even with today’s treatment, approximately 35% of patients with severe sepsis and 60% of patients with septic shock die within 30 days.

Septicemia is of particular concern because of the exceedingly high cost of treatment for Septicemia patients.  A typical stay in the intensive care unit costs $10,000 per day with testing. Consequently, the treatment of Blood Sepsis is one of the most costly expenditures for hospitals in America.

Potential for Sequential-Dialysis Technique

We hope to conquer Blood Sepsis and Viremia by using our proprietary Sequential-Dialysis Technique.  If proven successful, this technique would dialyze the toxin producing bacteria out of the blood by using antibodies; thus saving countless lives while also providing significant cost savings to hospitals around the country.  The method will utilize designer antibodies to physically remove the toxin producing bacteria out of the blood.  The designer antibodies will attach to the toxin producing bacteria, and then the antibody-antigen compound will be efficaciously dialyzed out of the blood extracorporeally.  We hope to demonstrate this methodology in future lab and animal experiments.

FELDETREX™

Although a combination of generic medications, we believe that we have proprietary rights to our Feldetrex™ candidate drug.  In this way, Feldetrex™ is similar to Viagra®, which was a proprietary cardiac drug prior to its current use and ownership by Pfizer.  Consequently, we have one pending patent application for our Feldetrex™ candidate drug—intending to increase our Feldetrex™ related patent applications to three in the near future.

Feldetrex™ may serve as an additional medication utilized by physicians for the treatment of Multiple Sclerosis, Fibromyalgia, or Traumatic Brain Injury, and is designed to decrease symptomatology in those conditions.  Feldetrex™ will not compete against our proprietary Sequential-Dialysis Technique in the market to treat Traumatic Brain Injury, but rather the two will work conjunctively.

Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins9 (endogenous enkephalins are pain-relieving pentapeptides produced in the body, located in the pituitary gland, brain, and GI tract. Axon terminals that release enkephalins are concentrated in the posterior horn of the gray matter of the spinal cord, in the central part of the thalamus, and in the amygdala of the limbic system of the cerebrum. Endogenous Enkephalins function as neurotransmitters that inhibit neurotransmitters in the pathway for pain perception, thereby reducing the emotional as well as the physical impact of pain).  We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication.  While Naltrexone in high dosages acts as an opioid antagonist, it inhibits opiate receptors.  Naltrexone in low dosages causes a compensatory upregulation (increase in the number of receptors) of native endorphins and enkephalins, which last beyond the effects of the Naltrexone itself.  We believe that this means, paradoxically, that a daily dose of low dose Naltrexone can be used to chronically increase endorphin and enkephalin levels.  We believe that by utilizing a low dosage, Naltrexone has a unique ability to increase enkephalins and other neurotransmitters in the brainstem of patients.

9 A.         Bowling, Allen C.. “Low-dose naltrexone (LDN) The “411” on LDN” National Multiple Sclerosis Society.  http://www.nationalmssociety.org/multimedia-library/momentum-magazine/back-issues/momentum-spring-09/index.aspx.  Retrieved 6 July 2011.

B.            Bourdette, Dennis. “Spotlight on Low Dose Naltrexone (LDN)”.  US Department of Veteran Affairs.  http://www.va.gov/MS/articles/Spotlight_on_Low_Dose_Naltrexone_LDN.asp.  Retrieved 5 July 2011.

C.           Giesser, Barbara S. (2010). Primer on Multiple Sclerosis.  New York:  Oxford University Press US. pp. 377.  ISBN  978-0-19-536928-1.

D.            Moore, Elaine A. 1948.  The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders.  Elaine A. Moore and Samantha Wilkinson.  ISBN  978-0-7864-3715-3.

A.           Moore, Elaine A. 1948.  The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders.  Elaine A. Moore and Samantha Wilkinson.  ISBN  978-0-7864-3715-3

B.           Crain SM, Shen K-F (1995).  Ultra-low concentrations of naloxone selectively antagonize excitatory effects of morphine on sensory neurons, thereby increasing its antinociceptive potency and attenuating tolerance/dependence during chronic cotreatment.  Proc Natl Acad Sci USA 92: 10540–10544.

C.           Powell KJ, Abul-Husn NS, Jhamandas A, Olmstead MC, Beninger RJ, et al. (2002).  Paradoxical effects of the opioid antagonist naltrexone on morphine analgesia, tolerance, and reward in rats.  J Pharmacol Exp Ther 300: 588–596.

D.            Wang H-Y, Friedman E, Olmstead MC, Burns LH (2005). Ultra-low-dose naloxone suppresses opioid tolerance, dependence and associated changes in Mu opioid receptor-G protein coupling and Gβγ signaling. Neuroscience 135: 247–261

Description of Illness

Multiple Sclerosis (MS) is a devastating inflammatory neurologic disease in which white matter, known as myelin, is damaged—causing episodic or neurological symptoms.  The destruction of myelin inhibits communications between the nerves in the brain.

Symptoms of Multiple Sclerosis include extreme fatigue, numbness, weakness, difficulty with eyesight, spasticity, speech problems, and problems with coordination.  Multiple Sclerosis has its greatest incidence in young adults and patients are usually diagnosed at less than 55 years of age at the onset of the illness.

The cause of Multiple Sclerosis is unknown, although the disease is believed to be an autoimmune problem triggered by a virus—meaning that the patient’s immune cells attack and destroy the patient’s myelin.  In the United States, there are approximately 400,000 patients diagnosed with MS and approximately 200 new patients are diagnosed every week10.  Globally, Multiple Sclerosis is believed to effect 2.1 million people, mostly of European origin.

Conventional Method of Treatment

‘ABC’ drugs Avonex, Beta-Seron, Copaxone are used to treat Multiple Sclerosis but have been shown to barely beat out placebos in efficacy and are not approved in England for government subsidy.  The drug Tysavri was deemed dangerous and was taken off the market for over a year.

Another treatment of MS is high dose steroids; though, this treatment simply decreases symptoms without curing MS.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug will not compete with typical treatment methods for Multiple Sclerosis, but rather, is simply an add-on drug to increase the effectiveness of treatment.

10 http://www.nationalmssociety.org/about-multiple-sclerosis/what-we-know-about-ms/who-gets-ms/index.aspx

Description of Illness

Fibromyalgia is a common illness affecting approximately 2% of the general population, most common amongst women 20 to 50 years of age.  Approximately five million Americans suffer from the debilitating illness.  The cause of Fibromyalgia is officially unknown and diagnosis of Fibromyalgia is a ‘diagnosis of exclusion’—meaning that Fibromyalgia is diagnosed as an illness after Rheumatoid Arthritis and Lupus have been ruled out with a blood test.

Patients with Fibromyalgia suffer from debilitating fatigue, numbness, headaches, and chronic widespread musculoskeletal pain with multiple tender points.  Fibromyalgia is a chronic condition lasting 6 months to many years.  Patients commonly complain of chronic aching, pain, stiffness, sleep difficulty, headaches, and irritable bowel syndrome.  Consequently, approximately 25% of patients with Fibromyalgia are work disabled.  The direct and indirect costs of Fibromyalgia are, on average, $5,945 per patient11.

Conventional Method of Treatment

Lyrica (Pregabalin) is the only FDA approved medication for the treatment of Fibromyalgia. However, Lyrica oftentimes has side effects of dizziness, drowsiness and dry mouth.  Rarely, Lyrica can cause suicidal ideation and severe agitation.

Potential for Feldetrex™

Our Feldetrex™ candidate drug will not compete with currently existing treatments of Fibromyalgia, but, rather, would be an add-on-drug to increase the effectiveness of treatment.

11 http://www.cdc.gov/arthritis/basics/fibromyalgia.htm

Description of Illness

Traumatic Brain Injury (TBI) occurs when an external force traumatically injures the brain.  TBI is a major cause of death and disability worldwide, especially in children and young adults.  Causes of TBI include falls, vehicle accidents, and violence.  Three separate processes of Traumatic Brain Injury work to injure the brain: 1) bruising (bleeding), 2) tearing, and 3) swelling.  Brain trauma can be caused by a direct impact or by acceleration alone.  In addition to the damage caused at the moment of injury, brain trauma causes ‘secondary injury’, a variety of events that take place in the minutes and days following the injury.  These processes, which include alterations in the cerebral blood flow and the pressure within the skull contribute substantially to the damage from the initial injury.

Each year, an estimated 1.7 million TBI-related deaths, hospitalizations, and emergency department visits occur in the United States.  Of these patients, 52,000 die and 275,000 are hospitalized. 1.4 million patients are treated and released from an emergency department12.

Conventional Method of Treatment

The present treatment methodology for Traumatic Brain Injury is centered on the treatment of symptoms.  There are currently no treatments that target the underlying pathology of Traumatic Brain Injury.

Currently used medications used to treat Traumatic Brain Injury, such as narcotics and antidepressants, have many side effects including addiction, arrhythmia, liver and kidney damage, abdominal problems, nausea, and vomiting.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug has a mechanism of action via a manipulation of central nervous system neurotransmitters, which involves the cerebral cortex, limbic system, and spinothalamic tracts. Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins.  We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication.

12 http://www.caregiver.org/caregiver/jsp/content_node.jsp?nodeid=441

Development Plans

Central Nervous System Disorders

Feldetrex™

Feldetrex™, our candidate drug, is a treatment for decreasing the morbidity of Multiple Sclerosis patients.  Multiple Sclerosis is a chronic, progressive illness that affects the nerves in the brain, spinal cord, and other parts of the central nervous system.  Multiple Sclerosis affects over 400,000 people in the United States and may affect 2.5 million people worldwide.  The licensor under our License Agreements has two pending provisional patent applications with variations featuring oral and/or possibly transdermal medication applications.    We intend to compare the efficacy of Feldetrex™ to the standard injectible medications currently utilized to treat Multiple Sclerosis, such as Betaseron (Interferon beta-1b), Avonex (Interferon beta-1a), and Copaxone (Glatiramer acetate).  Additionally, we plan on utilizing Feldetrex™ in peer reviewed medical studies at major medical centers to ascertain the efficacy of Feldetrex™ in symbiotically increasing the efficacy of the standard FDA approved Multiple Sclerosis injection drugs.

Feldetrex™ Development Plans

We don’t have the financial ability to conduct the necessary clinical trials for FDA approval of our Feldetrex™ product candidate.  We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of such processes.

We are in discussions with the University of Pittsburgh Medical Center-Pittsburgh (UPMC-Pittsburgh) who has shown interest in a study utilizing Feldetrex™ sometime in 2013.  UPMC is the largest hospital complex in western Pennsylvania.  The proposed trial period will be just 90 days, followed by an evaluation of the adequacy of this period for a complete study normally demanded by the medical community.  In addition, preliminary contact has been made with the Robert Packer Hospital in Sayre, PA to conduct a parallel study.  This hospital is listed as being in the top 100 largest hospitals in the country.

In order for any medication to have potential in Europe, parallel tests must be conducted there. To that end, we have been in contact with the Center for New Medication Testing and Development at the University of Warwick in England.

At the conclusion of the studies involving Feldetrex™, we plan to publish the results in established medical journals and subsequently contact the large pharmaceutical firms for a possible sale or license of the rights to conduct clinical trials, manufacture, and distribute Feldetrex™.

Infectious Diseases

The licensor under our License Agreements has filed a provisional patent application for the dialyzation of blood from a patient who is dying from septicemia.  Septicemia is a rapidly fatal condition in which bacteria have infected the bloodstream of a patient.  These patients subsequently suffer from rapid renal failure, encephalopathy, and heart failure unless the septicemia is quickly reversed.  Each year approximately 200,000 Americans die from septicemia.  The traditional treatment of septicemia has been intravenous antibiotics, which have limited efficacy and are highly toxic.

Our method of treatment is to use an extracorporeal methodology of blood dialysis in which the bacteria-infected blood is sterilized through a proprietary methodology of dialyzation in which the blood is placed into contact with antibiotics within the dialysis lumen for a specified period, which subsequently kills the bacterial pathogen with a sequential removal of the antibiotic in order to negate any toxicity to the treated patient. We anticipate that this method could be utilized in place of the standard methodology or could be utilized as an adjunctive treatment for intensive care unit patients.

Development Plans

We hope to perform initial concept experimentations within the year 2012.  After proof of concept experimentations, we intend to implement a clinical hospital/doctor test plan for patients using the same contacts developed in the studies described above for Feldetrex™.  We anticipate that these studies will be initiated after successful laboratory testing no earlier than 2013.  Actual clinical trials with patients, conducted in conjunction with our collaboration partners, may continue for many years.  We plan to contact the large medical firms, such as Johnson and Johnson, Pfizer, and Eli Lilly, to attempt to sell the rights to use our technology and conduct  the anticipated clinical trials, beginning as early as mid-to-late 2012.

Oncology

The licensor under our License Agreements is currently developing applications for utilizing a proprietary methodology in which the cancer patient’s blood is utilized to remove metastatic cancer cells. This is accomplished by dialyzing the patient’s blood extra-corporeally, and, through our proprietary methodology, placing the cancer cells in contact with anti-neoplastic agents within the lumen of the dialysis apparatus.  We believe this extra-corporeal methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and irradiation treatment in cancer patients.  Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extra-corporeal methodology.  Because this method completely avoids exposure of the patient’s corpus to these anti-cancer agents, we believe dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

Development Plans

We intend to initiate laboratory tests to prove our cancer-fighting technology throughout the 2012 calendar year.  We plan to undertake additional studies at a university/hospital during 2012 and 2013, although we have no agreements with any such institutions at this time.  We estimate the cost for each of these studies to be between $300,000 and $500,000, including actual testing with cancer patients, which we anticipate funding from capital raised after we are public.  At the anticipated successful conclusion of these studies, we plan to contact the large pharmaceutical/medical devices firms, such as Johnson & Johnson, Boston Scientific, Medtronics, Pfizer, and E. I. Lilly, to attempt to negotiate a partnership and/or sale of the technology.

Research and Development

Innovation by our research and development operations is very important to our success.  Our goal is to discover, develop and bring to market innovative products and treatments that address major unmet medical needs, including initially, Multiple Sclerosis, Septicemia, and Cancer.  We expect this goal to be supported by substantial research and development investments.

We conduct research internally and may also through contracts with third parties, through collaborations with universities and biotechnology companies and in cooperation with pharmaceutical firms.  We may also seek out promising compounds and innovative technologies developed by third parties to incorporate into our discovery or development processes or projects, as well as our future product lines, through acquisition, licensing or other arrangements.

In addition to discovering and developing new products, processes and treatments, we expect our research operations to add value to our existing products and processes in development by improving their effectiveness and by discovering new uses for them.

Marketing

We intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms.  These firms have the ability to effectively promote our product candidates to healthcare providers and patients.  Through their marketing organizations, they can explain the approved uses, benefits and risks of our product candidates to healthcare providers, such as doctors, nurse practitioners, physician assistants, pharmacists, hospitals, Pharmacy Benefit Managers (PBMs), Managed Care Organizations (MCOs), employers and government agencies.  They also market directly to consumers in the U.S. through direct-to-consumer advertising that communicates the approved uses, benefits, and risks of our product candidates while continuing to motivate people to have meaningful conversations with their doctors.  In addition, they sponsor general advertising to educate the public on disease awareness, important public health issues, and patient assistance programs.

The large pharmaceutical/medical devices firms principally sell their products to wholesalers, but they also sell directly to retailers, hospitals, clinics, government agencies and pharmacies and also work with MCOs, PBMs, employers and other appropriate healthcare providers to assist them with disease management, patient education and other tools that help their medical treatment routines.

Patents and Intellectual Property Rights

Our Licensors, Marv Enterprises, LLC and Altman Enterprises, LLC, have filed provisional patent applications in the United States and a PCT Europe National Patent for three patents in the areas of cancer, sepsis, and multiple sclerosis.  If granted, we expect these patents to cover the medical treatments discussed above for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029.  Marv and Altman have licensed these technologies to us pursuant to the terms of the License Agreements.  Because our license agreements cover the patents and “all applications of the United States and foreign countries that claim priority to the above PCT applications, including any non-provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof,” we anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements.

Patents extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained.  The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.

Altman Enterprises, LLC has also file a trademark application for the Feldetrex mark, and has also licensed this to us pursuant to the terms of the License Agreements.

We expect our patent and related rights to be of material importance to our business.

Competition

Our business is conducted in an intensely competitive and often highly regulated market.  Our treatments face competition in the form of branded drugs, generic drugs and the currently practiced treatments for Multiple Sclerosis, Blood Sepsis, and Cancer.  The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness.  Where possible, companies compete on the basis of the unique features of their products, such as greater efficacy, better patient ease of use or fewer side effects.  A lower overall cost of therapy is also an important factor.  Products that demonstrate fewer therapeutic advantages must compete for inclusion based primarily on price.  Though the means of competition vary among product categories, demonstrating the value of our medications and procedures will be a critical factor for our success.

Our competitors include large worldwide research-based drug companies, smaller research companies with more limited therapeutic focus, and generic drug manufacturers.  We compete with other companies that manufacture and sell products that treat similar diseases as our major medications and procedures.

Environment

Our business may be subject to a variety of federal, state and local environmental protection measures.  We intend to comply in all material respects with applicable environmental laws and regulations.

Regulation

We expect our business to be subject to varying degrees of governmental regulation in the United States and any other countries in which our operations are conducted.  In the United States, regulation by various federal and state agencies has long been focused primarily on product safety, efficacy, manufacturing, advertising, labeling and safety reporting.  The exercise of broad regulatory powers by the FDA continues to result in increases in the amounts of testing and documentation required for FDA clearance of new drugs and devices and a corresponding increase in the expense of product introduction.  Likewise, the approval process with the FDA is estimated to take approximately seven (7) years from the time it is started.  Similar trends are also evident in major markets outside of the United States.

Clinical trials are a set of procedures in medical research conducted to allow safety (or more specifically, information about adverse drug reactions and adverse effects of other treatments) and efficacy data to be collected for health interventions (e.g., drugs, diagnostics, devices, therapy protocols).  These trials can take place only after satisfactory information has been gathered on the quality of the non-clinical safety, and Health Authority/Ethics Committee approval is granted in the country where the trial is taking place.

Depending on the type of product and the stage of its development, investigators enroll healthy volunteers and/or patients into small pilot studies initially, followed by larger scale studies in patients that often compare the new product with the currently prescribed treatment.  As positive safety and efficacy data are gathered, the number of patients is typically increased.  Clinical trials can vary in size from a single center in one country to multicenter trials in multiple countries.

Due to the sizable cost a full series of clinical trials may incur, the burden of paying for all the necessary people and services is usually borne by the sponsor who may be a governmental organization, a pharmaceutical, or biotechnology company.  Since the diversity of roles may exceed resources of the sponsor, often a clinical trial is managed by an outsourced partner such as a contract research organization or a clinical trials unit in the academic sector.

The regulatory agencies under whose purview we intend to operate have administrative powers that may subject us to such actions as product withdrawals, recalls, seizure of products and other civil and criminal sanctions.

Because we intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms, we anticipate that a larger pharmaceutical company will undertake to navigate the regulatory pathway, including conducting clinical trials, for a product such as Feldetrex™.

Employees

As of the date of this hereof, we do not have any employees.  All services to date have been performed by our officers and directors.  Our officers and directors will continue to work for us without compensation for the forseeable future.  We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

ORGANIZATION WITHIN LAST FIVE YEARS

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

DESCRIPTION OF PROPERTY

We do not currently lease or use any office space.  We have not paid any amounts to Mr. Hartman for the use of his personal office or for reimbursement of personal office expenses incurred by him.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

SELECTED FINANCIAL DATA

	As of and for the Period from May 10, 2010 (inception) to December 31,	As of and for the Nine Months Ended September 30,
Premier Biomedical, Inc.	2010 (audited)	2011 (unaudited)

Statement of Operations Data:

Revenue	$-	$-
Net operating income (loss)	$(2,080)	$(72,770)
Net income (loss)	$(2,156)	$(72,883)

Balance Sheet Data:

Cash	$373	$53,580
Current assets	$373	$55,080
Total assets	$15,190	$74,693

Current liabilities	$2,429	$5,490
Total liabilities	$2,429	$5,490
Total stockholders’ equity	$12,761	$69,203

Total loss per common share	$(0.00)	$(0.01)

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of Alzheimer’s Disease (AD), Fibromyalgia, Multiple Sclerosis (MS), Traumatic Brain Injury (TBI), Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease), Blood Sepsis and Viremia, and Cancer.

We have not generated any revenue to date, and we do not currently have a product ready for market.

Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the period from May 10, 2010 (Inception) to December 31, 2010 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.  In order to continue as a going concern we must effectively balance many factors and begin to generate revenue so that we can fund our operations from our sales and revenues.  If we are not able to do this we may not be able to continue as an operating company.  At our current revenue and burn rate, our cash on hand will last approximately eleven months.  However, there is no assurance that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

Three Month Periods ended September 30, 2011 and September 30, 2010

Results of Operations

Introduction

We had no revenues for the three month period ended September 30, 2011 or the three month period ended September 30, 2010.  Our operating expenses were $13,668 for the three months ended September 30, 2011 compared to $920 for the three month period ended September 30, 2010, an increase of $12,748 or 1,386%. Our operating expenses consisted mostly of professional fees and general and administrative expenses as we finished organizing our corporate entity and launched our initial capital raise, in addition to our legal and accounting costs incurred as part of the process to file this Form S-1 with Securities and Exchange Commission.

Revenues and Net Operating Income (Loss)

Our revenues, operating expenses, and net operating income (loss) for the three months ended September 30, 2011 and the three month period ended September 30, 2010 were as follows:

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010

Revenue	$-	$-

Operating expenses:
General & administrative	2,991	822
Professional fees	10,677	98
Total operating expenses	13,668	920

Net operating loss	(13,668)	(920)
Other expense	-	(18)

Net loss	$(13,668)	$(938)

Nine Month Period ended September 30, 2011 and the Period from May 10, 2010 (inception) to September 30, 2010

Results of Operations

Introduction

We had no revenues for the nine month period ended September 30, 2011 or the period from May 10, 2010 (inception) to September 30, 2010.  Our operating expenses were $72,770 for the nine months ended September 30, 2011 compared to $1,930 for the period from May 10, 2010 (inception) to September 30, 2010, an increase of $70,840 or 3,670%.  Our operating expenses consisted mostly of professional fees and general and administrative expenses as we finished organizing our corporate entity and launched our initial capital raise, in addition to our legal and accounting costs incurred as part of the process to file this Form S-1 with Securities and Exchange Commission.

Revenues and Net Operating Income (Loss)

Our revenues, operating expenses, and net operating income (loss) for the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to September 30, 2010 were as follows:

	Nine Months Ended September 30, 2011	Period from May 10, 2010 (Inception) to September 30, 2010

Revenue	$-	$-

Operating expenses:
General & administrative	10,323	1,832
Professional fees	62,447	98
Total operating expenses	72,770	1,930

Net operating loss	(72,770)	(1,930)
Other expense	(113)	(28)

Net loss	$(72,883)	$(1,958)

Liquidity and Capital Resources

Introduction

During the nine months ended September 30, 2011, because we did not generate any revenues, we had negative operating cash flows.  Our cash on hand as of September 30, 2011 was $53,580, which came from the sale of our common stock.  Our monthly cash flow burn rate is approximately $5,000.  As a result, although we don’t have significant short term cash needs, as our operating expenses increase we will face medium to long term cash needs.  We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.  As soon as we are a reporting company, we anticipate that our short term cash needs will increase by approximately $30,000 per quarter, which we do not believe we will be able to satisfy from our revenues for some time.

Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2011 and December 31, 2010, respectively, are as follows:

	September 30, 2011 (Unaudited)	December 31, 2010	Change

Cash	$53,580	$373	$53,207
Total Current Assets	55,080	373	54,707
Total Assets	74,693	15,190	59,503
Total Current Liabilities	5,490	2,429	3,061
Total Liabilities	$5,490	$2,429	$3,061

Our cash increased by $53,207 as of September 30, 2011 as compared to December 31, 2010 due to the proceeds from the sale of our common stock.  Our total current assets increased by $54,707 due to the proceeds received from the sale of our common stock, as well as, an increase in prepaid expenses of $1,500, and total assets increased by $59,503 during the same period for the same reason, along with an increase in our capitalized patent rights and applications of $4,796.

Our current liabilities increased by $3,061 as of September 30, 2011 as compared to December 31, 2010 primarily due to an increase in accounts payable of $5,490 on professional fees paid in October as partially offset by a decrease in notes payable to related parties of $2,355 and a decrease in the related accrued interest of $74 as we repaid short term loans from officers.  Our total liabilities increased by the same $3,061 for the same reason.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of September 30, 2011 was $53,580, which came from the sale of our common stock.  Our monthly cash flow burn rate is approximately $5,000.  As a result, although we don’t have significant short term cash needs, as our operating expenses increase we will face medium to long term cash needs.  We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.  As soon as we are a reporting company, we anticipate that our short term cash needs will increase by approximately $30,000 per quarter, which we do not believe we will be able to satisfy from our revenues for some time.

Sources and Uses of Cash

Operations

Our net cash used in operating activities for the nine month period ended September 30, 2011 and the period from May 10, 2010 (inception) to September 30, 2010 was $68,967 and $1,932, respectively, an increased use of cash from operating activities of $67,035, or 3,470% compared to the shortened period from May 10, 2010 (inception) to September 30, 2010.  The increase consisted of our increased net loss from operations of $70,925, increased prepaid expenses of $1,500 for work performed subsequent to September 30, 2011 related to our patent application process, and offset by an increase in accounts payable of $5,490 and a decrease in accrued interest to related parties of $100.

Investments

Our net cash used in investing activities for the nine month period ended September 30, 2011 and the period from May 10, 2010 (inception) to September 30, 2010 was $4,796 and $-0-, respectively, an increased use of cash from investing activities of $4,796, or 100% compared the shortened period from May 10, 2010 (inception) to September 30, 2010.  The increase consisted of our increased payments on patent rights and application processes.

Financing

Our net cash provided by financing activities for the nine month period ended September 30, 2011 and the period from May 10, 2010 (inception) to September 30, 2010 was $126,970 and $2,455, respectively, an increase in cash provided from financing activities of $124,515, or 5,072%.  The increase consisted of repayments on notes payable to related parties of $2,355 compared to proceeds from notes payable to related parties of $2,355 in the shortened period from May 10, 2010 (inception) to September 30, 2010, and proceeds from the sale of common stock of $129,325 compared to proceeds of $100 received in the shortened period from May 10, 2010 (inception) to September 30, 2010.

The following table summarizes the fair value of the equity issuances from May 10, 2010 (inception) to September 30, 2011:

Period from May 10, 2010 (Inception) to December 31, 2010

Results of Operations

Introduction

We had no revenues for the period from May 10, 2010 (Inception) to December 31, 2010.  Our operating expenses were a nominal $2,080 during this same period because we were in our formative stage and had not yet begun operations.

Revenues and Net Operating Income (Loss)

Our revenues, operating expenses, and net operating income (loss) for the period from May 10, 2010 (Inception) to December 31, 2010 were as follows:

Period from May 10, 2010 (Inception) to December 31, 2010

Revenue	$-

Operating expenses:
General & administrative	1,982
Professional fees	98
Total operating expenses	2,080

Net operating loss	(2,080)
Other expense	(76)

Net loss	$(2,156)

Debt Instruments, Guarantees, and Related Covenants

On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s CEO.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,678, as well as accrued interest of $83 to the Company’s CEO.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,677, as well as accrued interest of $83 to the Company’s Chairman of the Board.

Critical Accounting Policies and Estimates

Nature of Business

Premier Biomedical, Inc. (“the Company”) was incorporated in the state of Nevada on May 10, 2010 (“Inception”).  The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind.  The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Research and Development Expenses

We anticipate incurring significant research and development expenses in the future as we discover, develop, and bring to market new products and treatments.  We do not currently have an estimate of those costs because we do not know the extent or scope of products that we may be able to develop.  We have not estimated the amount nor timing of costs, internal or external, that we expect to incur on any of our major research and development projects because we do not have the financial capital necessary to hire consultants and financial analysts necessary to do so.  We do intend, in the future at a time when we are more comfortably capitalized, to prepare thorough estimates.  There are significant risks associated with developing projects on schedule and within budget, including but not limited to capital funding, loss of market share, and unforeseen product liability.

Un-reimbursable costs related to patent applications incurred by our licensor prior to the Company entering into license agreements have been recognized as capitalized intangible assets by the Company.  These costs, in the amount of $14,817, were recorded to additional paid in capital as contributed by the related party licensor.  We have since incurred an additional $4,796 of capitalized patent costs, resulting in a total capitalized asset of $19,613 related to our patents.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.  An entity remains in the development stage until such time as, among other factors, revenues have been realized.  To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent rights and applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $-0- for the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company beginning January 1, 2011. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on May 10, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have no disclosure required by this Item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

William A. Hartman	70	President, Chief Executive Officer, and Director (June 2010)

Dr. Mitchell S. Felder	57	Chairman of the Board of Directors and the Scientific Advisory Board (June 2010)

Heidi H. Carl	41	Chief Financial Officer, Secretary and Treasurer, Director (June 2010)

Ramon D. Foltz	71	Director (June 2010)

Jay Rosen	57	Director (June 2010)

Justin Felder	21	Director (June 2010)

Scott Barnes	62	Director (December 2010)

William A. Hartman, age 70, is our President and Chief Executive Officer and a member of our Board of Directors.   From March 2008 until June 2010, Mr. Hartman was not directly employed but was planning the formation of Premier Biomedical, Inc.  From October 2006 to March 2008, Mr. Hartman was the Chief Operating Officer of Nanologix, Inc.  From July 1991 to July 2000, Mr. Hartman was a Director at TRW Automotive.  From 1984 to 1991, Mr. Hartman was Chief Engineer at TRW Automotive and from 1979 to 1984, he was Division Quality Compliance Manager at Ford Motor Company.  At TRW Automotive, Mr. Hartman was one of the auto industry pioneers of the concept of grouping related components into systems and modules and shipping just-in-time to the vehicle assembly plants.  He founded and headed a separate business group within TRW Automotive with plants in the U.S., Mexico and Europe with combined annual sales of $1.3 Billion.  Academic credentials include a BSME degree from Youngstown State University and a MSIA degree (Industrial Administration/Management) from the University of Michigan.

Dr. Mitchell S. Felder, age 57, is our Chairman of the Board of Directors and our Scientific Advisory Board.  Dr. Felder is a practicing Board Certified Neurologist. Dr. Felder acquired a B.A. Degree from the University of Pennsylvania in 1975 and an M.D. Degree from the University of Rome, Faculty of Medicine in 1983.  He has been Board Certified by both the American Academy of Clinical Neurology and the American Board of Psychiatry and Neurology.  Dr. Felder has authored or co-authored six publications, three studies, and has 18 issued patents.  Dr. Felder is the former President, Chairman, and founder of Infectech/Nanologix (from its founding in 1989 through March 2007)—growing the company from startup to a $100 million market cap.  During the past five years, Dr. Felder has had as his principal occupation and employment work as an attending neurologist.  Dr. Felder is presently the acting Chief of the Department of Neurology at William Beaumont Army Medical Center in El Paso, Texas.  Dr. Felder has more than 20 years of management experience.

Heidi H. Carl, age 41, is our Chief Financial Officer, Secretary, Treasurer, and a member of our Board of Directors.  From May 2009 until June 2010, Ms. Carl was not directly employed but was working with Mr. Hartman in planning the formation of Premier Biomedical, Inc.  From June 2007 to May 2009, Heidi was the Product Development Specialist at General Motors Corporation.  From May 2006 to May 2007, Heidi was the Associate Marketing Manager at General Motors Corporation.  From May 2003 to May 2006, Heidi was the Marketing Specialist at General Motors Corporation and from May 1999 to May 2003, Heidi was the District Area Parts Manager at General Motors Corporation.  Academic credentials include a BSBA degree from Madonna University and a ASBA degree from Oakland Community College.

Ramon D. Foltz, age 71, has been a member of our Board of Directors since our inception in June 2010.  From January 2000 to the present, Mr. Foltz has engaged in consulting for various manufacturing firms and the practice of patent law.  From August 1972 to January 2000, Mr. Foltz was a Senior Patent Lawyer at TRW Inc. for the TRW Automotive Sector with a brief stint as Director of Engineering for the TRW Automotive Steering and Suspension Group.  In these roles, Mr. Foltz helped in obtaining intellectual property rights on inflatable restraints and steering and suspension systems for passenger and commercial vehicles, and started an automotive systems engineering group.  From September 1964 to August 1972, Mr. Foltz was Patent Counsel and Senior Patent Counsel for Eaton Corporation.  Mr. Foltz has BSME and Juris Doctor degrees from Ohio Northern University and is registered to practice in the State of Ohio, Circuit Court for the Federal Circuit, and U.S. Patent & Trademark Office.

Jay Rosen, age 57, has been a member of our Board of Directors since our inception in June 2010.  Mr. Rosen has been a partner at Rosen Associates, a real estate holding and management company, since 1971.  He is also a partner at Midway Industrial Terminal, a real estate holding and management company, and has been since 2005.  Mr. Rosen privately owns and manages the Rosen Farm, cellular towers and various other real estate properties, is the President of XintCorp, a small start up company for developing intellectual property, and is a former member of the NY Mercantile Exchange and the New York Futures Exchange.  Mr. Rosen studied economics and finance at New York University and Columbia University.

Justin Felder, age 21, has been a member of our Board of Directors since our inception in June 2010.  He currently attends the Wharton School of Business and has attended the prestigious Governor’s School for the Sciences as a National Merit Scholar Finalist.  Mr. Felder has one granted patent (he was the co-author of a granted patent for a hydrogen bioreactor) and twenty patent applications.  Neither the granted patent, nor the patent applications, have any relevance to Premier Biomedical, Inc.

Scott Barnes, age 62, has been a member of our Board of Directors since December 23, 2010.  Mr. Barnes is currently the Chief Legal Officer of both Presidio Financial, LLC, a receivables management company, and the Law Office of Curtis O. Barnes, P.C.  Prior to joining those organizations in 2008, from 2004 to 2008, Mr. Barnes held the role of vice president and general counsel at Harcourt Assessment, Inc., a publisher of psychological and educational assessments, where he oversaw a team of attorneys, paralegals and other specialists who provided company-wide support on a broad range of legal and contract management issues.  Prior to joining Harcourt Assessment, from 1980 to 2001, Mr. Barnes held a number of senior legal positions at TRW, Inc and at several of TRW’s business units, with a heavy emphasis on strategic business relationships and acquisitions.  Mr. Barnes is admitted to practice law in California and Ohio and before the federal courts, and is a member of the Association of Corporate Counsel.  He earned his law degree from the University of Michigan Law School.  He also holds a bachelor’s degree in economics from UCLA and a master’s degree in business administration from UCLA’s Anderson Graduate School of Management.

Family Relationships

Heidi H. Carl is the daughter of William A. Hartman.  Justin Felder is the son of Dr. Mitchell S. Felder.

EXECUTIVE COMPENSATION

Executive Compensation

           We do not currently have written employment agreements with our executives.  All are at-will employees or consultants whose compensation is set forth in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the period from May 10, 2010 (Inception) to December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

William A. Hartman	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO

Heidi H. Carl	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary/Treasurer

Director Compensation

For the period from May 10, 2010 (Inception) to December 31, 2010, none of the members of our Board of Directors received compensation for his or her service as a director.  We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.  We intend to develop such a policy in the near future.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of the date hereof, 2011, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership		Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(9)	21,000,000	(5)	71.3%	1,000,000	(6)	50.0%

Dr. Mitchell S. Felder (4)(10) P.O. Box 1332 Hermitage, PA 16148	21,000,000	(5)	71.3%	1,000,000	(6)	50.0%

Heidi H. Carl (4)(9)	1,000,000		8.7%	-		-

Ramon D. Foltz (4)	1,000,000		8.7%	-		-

Jay Rosen (4)	1,000,000		8.7%	-		-

Justin Felder (4)(10)	1,000,000		8.7%	-		-

Scott Barnes (4)	500,000		4.4%	-		-

The Lebrecht Group, APLC 406 W. South Jordan Pkwy Suite 160 South Jordan, UT 84095 (7)	2,500,000	(8)	17.9%	-		-

All Officers and Directors as a Group (7 Persons) (2)(3)(4)(5)(6)	46,500,000		98.0%	2,000,000		100.0%

(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.
(2)
Unless otherwise indicated, based on 11,451,200 shares of common stock issued and outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, which assumes the exercise of warrants by Mr. Hartman and Dr. Felder.
(4)	Indicates one of our officers or directors.
(5)
Includes 17,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, and 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock.

(6)	Includes 1,000,000 shares of Series A Convertible Preferred Stock that may be acquired upon the exercise of warrants at $0.001 per share.
(7)	The Lebrecht Group, APLC is our legal counsel.

(8)	Includes 2,500,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share
(9)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.
(10)	Justin Felder is the son of Dr. Mitchell S. Felder. Dr. Felder disclaims ownership of shares held by his son.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act.  There are no classes of stock other than common stock issued or outstanding.  The Company does not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreements

On May 12, 2010, we entered into two separate License Agreements.  One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending PCT patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark.  The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two PCT patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood.  Authority to execute the License Agreements on behalf of Altman and Marv is vested in Dr. Mitchell S. Felder, the Chairman of our Board of Directors.  Because the Licensors are controlled by one of our directors, there may exist a conflict of interest in decisions made by the Company with respect to the Licenses.

As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs already incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world.  Licensor shall have sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.

Stock Issuances

Preferred Stock

On June 21, 2010, we issued warrants to acquire 1,000,000 shares of our Series A Convertible Preferred Stock at $0.001 per share, to each of William A. Hartman and Dr. Mitchell S. Felder.  The shares are restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholders were sophisticated investors, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute their securities to the public.

The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted.  The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold.  It also contains protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock:  (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

Common Stock

On December 23, 2010, we issued 500,000 shares of our common stock to Scott Barnes, as a founder, for consideration of $0.00001 per share.  The shares are restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholder was a sophisticated investor, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute the securities to the public.

On June 21, 2010, we issued an aggregate of 10,000,000 shares of our common stock to our officers and directors, as founders, for consideration of $0.00001 per share.  The shares are restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholders were sophisticated investors, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute their securities to the public.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.  Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.  Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition.  It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims.  Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We are not subject to the reporting requirements of the Securities Exchange Act of 1934.  We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  The registration statement is also available through the Commission’s web site at the following address:  http://www.sec.gov.

EXPERTS

The audited financial statements of Premier Biomedical, Inc. as of December 31, 2010 and for the period from May 10, 2010 (Inception) through December 31, 2010 appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of M&K CPAS, PLLC, given on the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2011 and the
Period from May 10, 2010 (inception) to September 30, 2010
(Unaudited)

Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010 (audited)	F-1
Statements of Operations for the Three and Nine Months Ended September 30, 2011 (unaudited), the period from May 10, 2010 (inception) to September 30, 2010 (Unaudited), and the period from May 10, 2010 (inception) to September 30, 2011 (Unaudited)
F-2
Statement of Stockholders’ Equity (Deficit) for the period from May 10, 2010 (inception) to December 31, 2010 (Audited) and to September 30, 2011 (Unaudited)	F-3
Statements of Cash Flows for the Nine Months Ended September 30, 2011 (Unaudited), the period from May 10, 2010 (inception) to September 30, 2010 (Unaudited), and the period from May 10, 2010 (inception) to September 30, 2011 (Unaudited)
F-4
Notes to Financial Statements	F-5 to F-19

INDEX TO FINANCIAL STATEMENTS
For the Period from May 10, 2010 (inception) to December 31, 2010

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Restated)
ASSETS

Current assets:
Cash	$53,580	$373
Prepaid expenses	1,500	-
Total current assets	55,080	373

Patent rights and applications	19,613	14,817

Total assets	$74,693	$15,190

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$5,450	$-
Accounts payable, related parties	40	-
Accrued interest, related parties	-	74
Notes payable, related parties	-	2,355
Total current liabilities	5,490	2,429

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 300,000,000 shares authorized,
11,451,200 and 10,000,000 shares issued and outstanding
at September 30, 2011 and December 31, 2010, respectively	115	100
Additional paid in capital	144,127	14,817
(Deficit) accumulated during development stage	(75,039)	(2,156)
Total stockholders' equity (deficit)	69,203	12,761

Total liabilities and stockholders' equity (deficit)	$74,693	$15,190

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine	May 10, 2010	May 10, 2010
	Ended September 30,		Months Ended	(inception) to	(inception) to
	2011	2010	September 30, 2011	September 30, 2010	September 30, 2011

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	2,991	822	10,323	1,832	12,305
Professional fees	10,677	98	62,447	98	62,545

Total operating expenses	13,668	920	72,770	1,930	74,850

Net operating loss	(13,668)	(920)	(72,770)	(1,930)	(74,850)

Other expense:
Interest expense	-	(18)	(113)	(28)	(189)

Loss before provision for income taxes	(13,668)	(938)	(72,883)	(1,958)	(75,039)

Provision for income taxes	-	-	-	-	-

Net loss	$(13,668)	$(938)	$(72,883)	$(1,958)	$(75,039)

Weighted average number of common shares outstanding - basic and fully diluted	11,451,200	10,000,000	11,163,410	10,000,000

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

						(Deficit)
						Accumulated
					Additional	During	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity (Deficit)

Patent rights and applications contributed by director	-	$-	-	$-	$14,817	$-	$14,817

Units of common stock and warrants sold to founders at $0.00001 per share	-	-	10,000,000	100	-	-	100

Net loss from May 10, 2010 (inception) to December 31, 2010	-	-	-	-	-	(2,156)	(2,156)

Balance, December 31, 2010 (Restated)	-	$-	10,000,000	$100	$14,817	$(2,156)	$12,761

Common stock sold to founders at $0.00001 per share	-	-	500,000	5	-	-	5

Units of common stock and warrants sold at $0.10 per share	-	-	723,200	7	72,313	-	72,320

Common stock sold at $0.25 per share	-	-	228,000	3	56,997	-	57,000

Net loss for the nine months ended September 30, 2011	-	-	-	-		(72,883)	(72,883)

Balance, September 30, 2011 (Unaudited)	-	$-	11,451,200	$115	$144,127	$(75,039)	$69,203

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine	May 10, 2010	May 10, 2010
	Months Ended	(inception) to	(inception) to
	September 30, 2011	September 30, 2010	September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(72,883)	$(1,958)	$(75,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(1,500)	-	(1,500)
Increase (decrease) in liabilities:
Accounts payable	5,450	-	5,450
Accounts payable, related parties	40	-	40
Accrued interest, related parties	(74)	26	-
Net cash used in operating activities	(68,967)	(1,932)	(71,049)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on patent rights and applications	(4,796)	-	(4,796)
Net cash used in investing activities	(4,796)	-	(4,796)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds and (repayments) on notes payable, related parties	(2,355)	2,355	-
Proceeds from sale of common stock	129,325	100	129,425
Net cash provided by financing activities	126,970	2,455	129,425

NET CHANGE IN CASH	53,207	523	53,580

CASH AT BEGINNING OF PERIOD	373	-	-

CASH AT END OF PERIOD	$53,580	$523	$53,580

SUPPLEMENTAL INFORMATION:
Interest paid	$187	$-	$189
Income taxes paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contributed capital, patent rights and applications	$-	$14,817	$14,817

The accompanying notes are an integral part of these financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Premier Biomedical, Inc. (“the Company”) was incorporated in the state of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent rights and applications
Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $-0- for the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Recently Issued Accounting Pronouncements
In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $75,039 and working capital of $49,590 as of September 30, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Correction of Errors

We have restated our previously issued December 31, 2010 financial statements for previously unrecognized costs related to patent rights and applications contributed by one of the Company’s founding member and director. The accompanying financial statements for the year ended December 31, 2010 have been restated to reflect the corrections in accordance with Accounting Standards Codification topic 250, “Accounting Change and Error Corrections”. The following is a summary of the restatements for December 31, 2010:

Increase of previously unreported intangible assets:
- Unrecorded value of capitalized patent rights and applications	$14,817

Increase of previously reported additional paid in capital:
- Unrecorded amount of additional paid in capital on contributed capital from related party	$14,817

The effect on the Company’s previously issued December 31, 2010 financial statements are summarized as follows:

Balance Sheet as of December 31, 2010:

	Previously Reported	Net Change	Restated
ASSETS
Current assets
Cash	$373	$-	$373
Prepaid expenses	-		-
Total current assets	373	-	373

Patent rights and applications	-	14,817	14,817

	$373	$14,817	$15,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$-	$-	$-
Accrued interest, related parties	74	-	74
Notes payable, related parties	2,355	-	2,355
Total current liabilities	2,429	-	2,429

Stockholders’ equity (deficit)
Preferred stock	-	-	-
Common stock	100	-	100
Additional paid-in capital	-	14,817	14,817
(Deficit) accumulated during development stage	(2,156)	-	(2,156)
Total stockholders’ equity (deficit)	(2,056)	14,817	12,761

Total liabilities and stockholders’ equity (deficit)	$373	$14,817	$15,190

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

In addition, the statement of cash flows has been restated to present the footnote disclosure of the non-cash related party contribution of $14,817 of patent rights and application costs.

Note 4 – Related Party

Notes Payable
On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,678, as well as accrued interest of $83 to the Company’s CEO.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,677, as well as accrued interest of $83 to the Company’s Chairman of the Board.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s CEO.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

Common Stock
On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:
-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:
-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
1,000,000 shares of common stock issued to each of four Directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Note 5 – Patent Rights and Applications

	September 30, 2011	December 31, 2010

Patent rights and applications	$19,613	$14,817
Less: accumulated amortization	-	-

	$19,613	$14,817

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis. During the year ended December 31, 2010, the Company performed reviews of the carrying value of its patent rights and applications and, as a result, the Company has not written off any book value of the patent rights and applications for the year ended December 31, 2010.

Note 6 – Notes Payable, Related Parties

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,678, as well as accrued interest of $83 to the Company’s CEO.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,677, as well as accrued interest of $83 to the Company’s Chairman of the Board.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s CEO.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Note 7 – Stockholders’ Equity

On May 10, 2010, the founders of the Company established 300,000,000 authorized shares of $0.00001 par value common stock. Additionally, the Company’s founders established 10,000,000 authorized shares of $0.0001 par value preferred stock.

Common Stock

On various dates from April 1, 2011 through June 3, 2011, the Company sold a total of 228,000 shares of the Company’s common stock at $0.25 per share, in exchange for total proceeds of $57,000 to a total of eighteen independent investors. We were able to increase our offering price from our February 28, 2011 offerings due to developments with regard to an anticipated Cooperative Research and Development Agreement, or CRADA involving clinical tests on patients which we anticipate will be conducted in conjunction with the Department of Defense, along with the increased enterprise value generated from the capital previously received.

On February 28, 2011, the Company sold a total of 723,200 shares of the Company’s common stock at $0.10 per share, along with warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period beginning one year from the date the Company begins trading on a public stock exchange, in exchange for total proceeds of $72,320 to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506. We were able to increase our offering price as we advanced in the development of our business, along with the progression of events that will enable us to bring the Company to a public exchange and increase the implied value attributed to the potential liquidity to third party investors.

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:
-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:
-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, 5/10/10 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:
-
1,000,000 shares of common stock issued to each of four Directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

The following table summarizes the fair value of the equity issuances from May 10, 2010 (inception) to September 30, 2011:

Grant		Price	Common Stock	Common Stock	Relative Fair	# of Preferred	# of Common	Strike	Expected Term	Warrant	Warrant	Relative Fair
Date	Description	Per Share	Shares	Fair Value	Value of Proceeds	Stock Warrants	Stock Warrants	Price	of Warrants (Days)	Fair Value	Intrinsic Value	Value of Proceeds
06/21/10	Founders shares granted to Chairman of the Board at par value,
	total proceeds of $30 consisting of common stock,	0.00001	3,000,000	960.00	5.00	-	17,000,000	$0.00001	3,647	3,910.00	1,530.00	20.36
	preferred stock warrants and common stock warrants					1,000,000	-	$0.00100	3,647	890.00	390.00	4.64
06/21/10	Founders shares granted to CEO at par value, total proceeds of $30
	consisting of common stock, preferred stock	0.00001	3,000,000	960.00	5.00	-	17,000,000	$0.00001	3,647	3,910.00	1,530.00	20.36
	warrants and common stock warrants					1,000,000	-	$0.00100	3,647	890.00	390.00	4.64
06/21/10	Founders shares granted to Director at par value, total proceeds of $10	0.00001	1,000,000	320.00	10.00	-	-	-	-	-	-	-
06/21/10	Founders shares granted to Director at par value, total proceeds of $10	0.00001	1,000,000	320.00	10.00	-	-	-	-	-	-	-
06/21/10	Founders shares granted to Director at par value, total proceeds of $10	0.00001	1,000,000	320.00	10.00	-	-	-	-	-	-	-
06/21/10	Founders shares granted to Director at par value, total proceeds of $10	0.00001	1,000,000	320.00	10.00	-	-	-	-	-	-	-
06/21/10	Warrants granted as direct offering costs	-	-	-	-	-	2,500,000	$0.00001		575.00	225.00	-
	Total, 12/31/10		10,000,000	3,200.00	50.00	2,000,000	36,500,000			10,175.00	4,065.00	50.00

01/20/11	Founders shares granted to Director at par value, total proceeds of $5	0.00001	500,000	160.00	5.00	-	-	-	-	-	-	-
02/28/11	Unit offerings sold at $0.10 per unit, total proceeds of $72,320 consisting
	of one share of common stock and ane share of common stock warrants	0.10000	723,200	1,627.20	42,821.05	-	723,200	$0.10000	3,395	1,120.96	506.24	29,498.95
	Issued - 3 months ending, 3/31/11		1,223,200	1,787.20	42,826.05	-	723,200			1,120.96	506.24	29,498.95

04/01/11	Common stock sold at $0.25 per share, total proceeds of $57,000 through
06/03/11		0.25000	228,000	57,000.00	57,000.00	-	-			-	-	-
	Issued - 3 months ending, 6/30/11		228,000	57,000.00	57,000.00	-	-			-	-	-

	None
	Issued - 3 months ending, 9/30/11		-	-	-	-	-			-	-	-

9/30/2011	Grand Total, 9/30/11		11,451,200	61,987.20	99,876.05	2,000,000	37,223,200			11,295.96	4,571.24	29,548.95

* Warrants require holder to maintain ownership of original shares for a period of one year after the stock is publicly traded, then for a period on one year (12 months) they may excersize the warrant at $.10 per share.
Note 8 – Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted
On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

Series A Preferred Stock Warrants Cancelled
No series A preferred stock warrants were cancelled during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Series A Preferred Stock Warrants Expired
No series A preferred stock warrants were expired during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Series A Preferred Stock Warrants Exercised
No series A preferred stock warrants were exercised during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at September 30, 2011.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	8.7 years	$0.001	2,000,000	$0.001

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at December 31, 2010.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	9.5 years	$0.001	2,000,000	$0.001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	September 30,	December 31,
	2011	2010

Average risk-free interest rates	3.27%	3.26%
Average expected life (in years)	5.0	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series A preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series A preferred stock warrants. During the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.001 per warrant, and there were no series A preferred stock warrants granted during the nine months ended September 30, 2011.

The following is a summary of activity of outstanding series A preferred stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, May 10, 2010 (inception)	-	$-
Options cancelled	-	-
Options granted	2,000,000	0.001
Options exercised	-	-
Balance, December 31, 2010	2,000,000	$0.001
Options cancelled	-	-
Options granted	-	-
Options exercised	-	-
Balance, September 30, 2011	2,000,000	$0.001

Exercisable, September 30, 2011	2,000,000	$0.001

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Note 9 – Common Stock Warrants

Common Stock Warrants Granted (2011)

On February 28, 2011 the Company granted warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period beginning one year from the date the Company begins trading on a public stock exchange, in exchange for total proceeds of $72,320 in conjunction with the sale of 723,200 shares of common stock to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506.

Common Stock Warrants Granted (2010)

On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 2,500,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance to the Company’s securities attorney, as an offering cost for the sale of a total of 10,000,000 founder’s shares of common stock to the Company’s Officers and Directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $575, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $225.

Common Stock Warrants Cancelled
No warrants were cancelled during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Common Stock Warrants Expired
No warrants expired during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

Common Stock Warrants Exercised
No options were exercised during the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010.

The following is a summary of information about the Common Stock Warrants outstanding at September 30, 2011.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001 – 0.10	37,223,200	9.2 years	$0.00195	36,500,000	$0.00001

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2010.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001	36,500,000	9.5 years	$0.00001	36,500,000	$0.00001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	September 30,	December 31,
	2011	2010

Average risk-free interest rates	3.27%	3.26%
Average expected life (in years)	5.0	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.00001 per warrant, and approximately $0.10 per warrant granted during the nine months ended September 30, 2011.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, May 10, 2010 (inception)	-	$-
Options cancelled	-	-
Options granted	36,500,000	0.00001
Options exercised	-	-
Balance, December 31, 2010	36,500,000	$0.00001
Options cancelled	-	-
Options granted	723,200	0.10
Options exercised	-	-
Balance, September 30, 2011	37,223,200	$0.00195

Exercisable, September 30, 2011	36,500,000	$0.00001

Note 10 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the nine months ended September 30, 2011 and the period from May 10, 2010 (inception) to December 31, 2010, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2011 and December 31, 2010, the Company had $75,039 and $2,156 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

	September 30,	December 31,
	2011	2010
Deferred tax assets:
Net operating loss carry forwards	$26,265	$755

Net deferred tax assets before valuation allowance	26,265	755
Less: Valuation allowance	(26,265)	(755)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2011 and December 31, 2010, respectively.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	September 30,	December 31,
	2011	2010

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35)%	(35)%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 11 – Subsequent Events

The Company has not conducted any reportable subsequent events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Premier Biomedical, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Premier Biomedical, Inc. (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on May 10, 2010, through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Biomedical, Inc. (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on May 10, 2010, through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $2,156 and negative working capital of $2,056, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 of the financial statements, the period ended December 31, 2010 financial statements have been restated to correct misstatements in these statements.

/s/ M&K CPAS, PLLC

Houston, Texas
http://www.mkacpas.com
June 13, 2011 except for Note 3 which is as of October 2, 2011

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(Restated)

December 31,
2010
(Restated)
ASSETS

Current assets:
Cash	$373
Prepaid expenses	-
Total current assets	373

Patent rights and applications	14,817

Total assets	$15,190

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable	$-
Accrued interest, related parties	74
Notes payable, related parties	2,355
Total current liabilities	2,429

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.00001 par value, 300,000,000 shares authorized, 10,000,000 shares issued and outstanding	100
Additional Paid in Capital	14,817
(Deficit) accumulated during development stage	(2,156)
Total stockholders' equity	12,761

Total liabilities and stockholders' equity	$15,190

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

May 10, 2010
(inception) to
December 31, 2010

Revenue	$-

Operating expenses:
General and administrative	1,982
Professional fees	98

Total operating expenses	2,080

Net operating loss	(2,080)

Other expense:
Interest expense	(76)

Loss before provision for income taxes	(2,156)

Provision for income taxes	-

Net loss	$(2,156)

Weighted average number of common shares outstanding - basic and fully diluted	10,000,000

Net (loss) per share - basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(Restated)

						(Deficit)
						Accumulated
					Additional	During	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Patent rights and applications contributed by director	-	$-	-	$-	$14,817	$-	$14,817

Units of common stock and warrants sold to founders at $0.00001 per share	-	-	10,000,000	100	-	-	100

Net loss from May 10, 2010 (inception) to December 31, 2010	-	-	-	-	-	(2,156)	(2,156)

Balance, December 31, 2010 (Restated)	-	$-	10,000,000	$100	$14,817	$(2,156)	$12,761

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(Restated)

May 10, 2010
(inception) to
December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	-
Increase (decrease) in liabilities:
Accounts payable	-
Accrued interest, related parties	74

Net cash used in operating activities	(2,082)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related parties	2,355
Proceeds from sale of common stock	100

Net cash provided by financing activities	2,455

NET CHANGE IN CASH	373

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$373

SUPPLEMENTAL INFORMATION:
Interest paid	$2
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contributed capital, patent rights and applications	$14,817

The accompanying notes are an integral part of these financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Premier Biomedical, Inc. (“the Company”) was incorporated in the state of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent rights and applications
Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period from May 10, 2010 (inception) to December 31, 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the period from May 10, 2010 (inception) to December 31, 2010.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $-0- for the period from May 10, 2010 (inception) to December 31, 2010.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Recently Issued Accounting Pronouncements
In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company beginning January 1, 2011. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on May 10, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $2,156 and negative working capital of $2,056 as of December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 3 - Correction of Errors

We have restated our previously issued December 31, 2010 financial statements for previously unrecognized costs related to patent rights and applications contributed by one of the Company’s founding member and director. The accompanying financial statements for the year ended December 31, 2010 have been restated to reflect the corrections in accordance with Accounting Standards Codification topic 250, “Accounting Change and Error Corrections”. The following is a summary of the restatements for December 31, 2010:

Increase of previously unreported intangible assets:
- Unrecorded value of capitalized patent rights and applications	$14,817

Increase of previously reported additional paid in capital:
- Unrecorded amount of additional paid in capital on contributed capital from related party	$14,817

The effect on the Company’s previously issued December 31, 2010 financial statements are summarized as follows:

Balance Sheet as of December 31, 2010:

	Previously Reported	Net Change	Restated
ASSETS
Current assets
Cash	$373	$-	$373
Prepaid expenses	-		-
Total current assets	373	-	373

Patent rights and applications	-	14,817	14,817

	$373	$14,817	$15,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$-	$-	$-
Accrued interest, related parties	74	-	74
Notes payable, related parties	2,355	-	2,355
Total current liabilities	2,429	-	2,429

Stockholders’ equity (deficit)
Preferred stock	-	-	-
Common stock	100	-	100
Additional paid-in capital	-	14,817	14,817
(Deficit) accumulated during development stage	(2,156)	-	(2,156)
Total stockholders’ equity (deficit)	(2,056)	14,817	12,761

Total liabilities and stockholders’ equity (deficit)	$373	$14,817	$15,190

In addition, the statement of cash flows has been restated to present the footnote disclosure of the non-cash related party contribution of $14,817 of patent rights and application costs.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 4 – Related Party

Notes Payable
On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

Common Stock

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 5 – Patent Rights and Applications

December 31, 2010

Patent rights and applications	$14,817
Less: accumulated amortization	(-0-)

$14,817

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis. During the year ended December 31, 2010, the Company performed reviews of the carrying value of its patent rights and applications and, as a result, the Company has not written off any book value of the patent rights and applications for the year ended December 31, 2010.

Note 6 – Notes Payable, Related Parties

On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

Note 7 – Stockholders’ Equity

On May 10, 2010, the founders of the Company established 300,000,000 authorized shares of $0.00001 par value common stock. Additionally, the Company’s founders established 10,000,000 authorized shares of $0.0001 par value preferred stock.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Common Stock
On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share.

The following table summarizes the fair value of the equity issuances from May 10, 2010 (inception) to June 30, 2011:

Note 8 – Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted
On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

Series A Preferred Stock Warrants Cancelled
No series A preferred stock warrants were cancelled during the period from May 10, 2010 (inception) to December 31, 2010.

Series A Preferred Stock Warrants Expired
No series A preferred stock warrants were expired during the period from May 10, 2010 (inception) to December 31, 2010.

Series A Preferred Stock Warrants Exercised
No series A preferred stock warrants were exercised during the period from May 10, 2010 (inception) to December 31, 2010.

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at December 31, 2010.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	9.5 years	$0.001	2,000,000	$0.001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

December 31,
2010

Average risk-free interest rates	3.26%
Average expected life (in years)	5.0
The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series A preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series A preferred stock warrants. During the period from May 10, 2010 (inception) to December 31, 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.001 per warrant.

The following is a summary of activity of outstanding series A preferred stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, May 10, 2010 (inception)	-	$-
Options cancelled	-	-
Options granted	2,000,000	0.001
Options exercised	-	-
Balance, December 31, 2010	2,000,000	$0.001

Exercisable, December 31, 2010	2,000,000	$0.001

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 9 – Common Stock Warrants

Common Stock Warrants Granted

On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 2,500,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance to the Company’s securities attorney, as an offering cost for the sale of a total of 10,000,000 founder’s shares of common stock to the Company’s Officers and Directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $575, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $225.
Common Stock Warrants Cancelled
No warrants were cancelled during the period from May 10, 2010 (inception) to December 31, 2010.

Common Stock Warrants Expired
No warrants expired during the period from May 10, 2010 (inception) to December 31, 2010.

Common Stock Warrants Exercised
No options were exercised during the period from May 10, 2010 (inception) to December 31, 2010.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2010.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001	36,500,000	9.5 years	$0.00001	36,500,000	$0.00001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

December 31,
2010

Average risk-free interest rates	3.26%
Average expected life (in years)	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the period from May 10, 2010 (inception) to December 31, 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.00001 per warrant.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, May 10, 2010 (inception)	-	$-
Options cancelled	-	-
Options granted	36,500,000	0.00001
Options exercised	-	-
Balance, December 31, 2010	36,500,000	$0.00001

Exercisable, December 31, 2011	36,500,000	$0.00001

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 10 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the period from May 10, 2010 (inception) to December 31, 2010, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2010, the Company had approximately $2,156 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

December 31,
2010
Deferred tax assets:
Net operating loss carry forwards	$755

Net deferred tax assets before valuation allowance	755
Less: Valuation allowance	(755)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2010.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2010

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35)%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Restated Financial Statements
December 31, 2010

Note 11 – Subsequent Events

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The shares issued carried a total fair value of $160, or $0.00032 per share.

On February 28, 2011, the Company sold a total of 723,200 shares of the Company’s common stock at $0.10 per share, along with warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period beginning one year from the date the Company begins trading on a public stock exchange, in exchange for total proceeds of $72,320 to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.  The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s CEO.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On April 19, 2011, the Company sold a total of 106,000 shares of common stock at $0.25 per share amongst three individual investors in exchange for total proceeds of $26,500.

On June 3, 2011, the Company sold a total of 122,000 shares of common stock at $0.25 per share amongst fifteen individual investors in exchange for total proceeds of $30,500.